Apollo Global Management, LLC Fourth Quarter and Full Year 2017 Earnings Exhibit 99.2 February 1, 2018

Apollo 4Q'17 Financial Results Highlights

APOLLO

GAAP Results

($ in millions, except per share data)	4Q'17	Per Share	FY'17	Per Share
▪ Net Income	$461.3	N/A	$1,443.6	N/A
▪ Net Income Attributable to Apollo Global Management, LLC Class A Shareholders	$184.9	$0.92	$615.6	$3.12

Non-GAAP Measures & Distribution

($ in millions, except per share data)	4Q'17	Per Share	FY'17	Per Share
▪ Economic Net Income ("ENI")	$490.3	$1.22	$1,437.1	$3.57
▪ Fee Related Earnings ("FRE")	$187.3	$0.46	$624.4	$1.53
▪ Distributable Earnings ("DE") After Taxes and Related Payables	$317.2	$0.77	$970.1	$2.37

- Declared 4Q'17 distribution of $0.66 per Class A share and equivalent (payout ratio of 86%), bringing FY'17 distributions to $2.06 per Class A share (payout ratio of 87%)

Assets Under Management

- Total Assets Under Management ("AUM") of $248.9 billion
- Fee-Generating AUM ("FGAUM") of $169.0 billion
- Carry-Eligible AUM ("CEAUM") of $118.1 billion and Carry-Generating AUM ("CGAUM") of $53.3 billion
- Dry Powder of $47.6 billion available for investment

Business Drivers

- *Inflows:* $7.6 billion of capital inflows ($56.5 billion FY'17)
- *Deployment:* $5.5 billion invested ($14.8 billion FY'17)
- *Realizations:* $4.7 billion of capital returned to investors ($10.7 billion FY'17)
- *Performance:* Private Equity Fund Appreciation 9.1% (28.9% FY'17)
  Credit Gross Return(1) 2.2% (8.3% FY'17)

Note: This presentation contains non-GAAP financial information and defined terms which are described on pages 32 to 36. The non-GAAP financial information contained herein is reconciled to GAAP financial information on pages 5, 18 and 23.

(1) Represents total Credit gross return, excluding assets managed by Athene Asset Management, L.P. ("AAM") that are not directly invested in Apollo funds or sub-advised by Apollo. Total Credit net return was 1.9% for 4Q'17 and 7.2% for FY'17.

1

GAAP Consolidated Statements of Operations (Unaudited)

APOLLO

- Net Income was $461.3 million and $1.4 billion for the quarter and full year ended December 31, 2017, respectively. Recent legislative reforms in the Tax Cuts & Jobs Act ("TCJA") drove an increase in Apollo's income tax provision of $254.3 million, mostly offset by a related increase in other income of $200.2 million primarily due to the remeasurement of the tax receivable agreement liability.

($ in thousands, except share data)	4Q'16	3Q'17	4Q'17	FY'16	FY'17
Revenues:					
Management fees from related parties	$268,342	$301,443	$302,634	$1,043,513	$1,154,925
Advisory and transaction fees from related parties, net	43,966	16,209	62,719	146,665	117,624
Carried interest income from related parties	373,072	346,580	504,165	780,206	1,337,624
Total Revenues	685,380	664,232	869,518	1,970,384	2,610,173
Expenses:					
Compensation and benefits:					
Salary, bonus and benefits	99,117	108,853	112,871	389,130	428,882
Equity-based compensation	28,780	24,485	21,118	102,983	91,450
Profit sharing expense	177,307	137,296	175,394	357,074	515,073
Total Compensation and Benefits	305,204	270,634	309,383	849,187	1,035,405
Interest expense	12,977	13,303	13,376	43,482	52,873
General, administrative and other	59,715	68,149	67,940	247,000	257,858
Placement fees	20,468	5,397	1,353	26,249	13,913
Total Expenses	398,364	357,483	392,052	1,165,918	1,360,049
Other Income:					
Net gains (losses) from investment activities	89,434	68,932	(7,832)	139,721	95,104
Net gains (losses) from investment activities of consolidated variable interest entities	2,198	845	(420)	5,015	10,665
Income from equity method investments	38,822	47,488	58,753	103,178	161,630
Interest income	999	1,504	3,492	4,072	6,421
Other income, net	4,077	25,387	200,864	4,562	245,640
Total Other Income	135,530	144,156	254,857	256,548	519,460
Income before income tax provision	422,546	450,905	732,323	1,061,014	1,769,584
Income tax provision	(28,199)	(16,542)	(271,019)	(90,707)	(325,945)
Net Income	394,347	434,363	461,304	970,307	1,443,639
Net income attributable to Non-Controlling Interests	(227,380)	(231,411)	(272,028)	(567,457)	(814,535)
Net Income Attributable to Apollo Global Management, LLC	166,967	202,952	189,276	402,850	629,104
Net income attributable to Preferred Shareholders	—	(4,383)	(4,383)	—	(13,538)
Net Income Attributable to Apollo Global Management, LLC Class A Shareholders	$166,967	$198,569	$184,893	$402,850	$615,566
Distributions Declared and Paid per Class A Share	$0.35	$0.52	$0.39	$1.25	$1.85
Net Income Per Class A Share:					
Net Income Available to Class A Share – Basic	$0.87	$1.00	$0.92	$2.11	$3.12
Net Income Available to Class A Share – Diluted	$0.87	$1.00	$0.92	$2.11	$3.10
Weighted Average Number of Class A Shares Outstanding – Basic	185,146,949	192,882,082	193,609,614	183,998,080	190,931,743
Weighted Average Number of Class A Shares Outstanding – Diluted	185,146,949	192,882,082	193,609,614	183,998,080	192,581,693

2

($ in thousands, except share data) As of December 31, 2017 As of December 31, 2016 Assets: Cash and cash equivalents $751,252 $806,329 Cash and cash equivalents held at consolidated funds 21 7,335 Restricted cash 3,875 4,680 U.S. Treasury securities, at fair value 364,649 — Investments 1,730,904 1,494,744 Assets of consolidated variable interest entities 1,328,586 1,001,811 Carried interest receivable 1,872,106 1,257,105 Due from related parties 262,588 254,853 Deferred tax assets 337,638 572,263 Other assets 231,757 118,860 Goodwill 88,852 88,852 Intangible assets, net 18,842 22,721 Total Assets $6,991,070 $5,629,553 Liabilities and Shareholders’ Equity Liabilities: Accounts payable and accrued expenses $68,873 $57,465 Accrued compensation and benefits 62,474 52,754 Deferred revenue 128,146 174,893 Due to related parties 428,013 638,126 Profit sharing payable 752,276 550,148 Debt 1,362,402 1,352,447 Liabilities of consolidated variable interest entities 1,117,721 854,579 Other liabilities 173,369 81,613 Total Liabilities 4,093,274 3,762,025 Shareholders’ Equity: Apollo Global Management, LLC shareholders’ equity: Preferred shares (11,000,000 and 0 shares issued and outstanding as of December 31, 2017 and December 31, 2016, respectively) 264,398 — Class A shares, no par value, unlimited shares authorized, 195,267,669 and 185,460,294 shares issued and outstanding at December 31, 2017 and December 31, 2016, respectively — — Class B shares, no par value, unlimited shares authorized, 1 share issued and outstanding at December 31, 2017 and December 31, 2016 — — Additional paid in capital 1,579,797 1,830,025 Accumulated deficit (379,460) (986,186) Accumulated other comprehensive loss (1,809) (8,723) Total Apollo Global Management, LLC shareholders’ equity 1,462,926 835,116 Non-Controlling Interests in consolidated entities 140,086 90,063 Non-Controlling Interests in Apollo Operating Group 1,294,784 942,349 Total Shareholders’ Equity 2,897,796 1,867,528 Total Liabilities and Shareholders’ Equity $6,991,070 $5,629,553 GAAP Consolidated Statements of Financial Condition (Unaudited) ▪ Total assets were $7.0 billion as of December 31, 2017, an increase of $1.4 billion, or 24%, compared to December 31, 2016 3

Summary of Non-GAAP Measures

APOLLO

($ in thousands, except per share data)	4Q'16	3Q'17	4Q'17	FY'16	FY'17
Management Fees	$246,598	$282,434	$280,920	$977,649	$1,082,315
Advisory and Transaction Fees from Related Parties, net	43,966	16,209	62,719	147,115	117,624
Carried Interest Income from Related Parties	375,042	346,574	503,744	785,886	1,337,590
Total Segment Revenues	**665,606**	**645,217**	**847,383**	**1,910,650**	**2,537,529**
Salary, Bonus and Benefits	93,194	101,007	99,867	366,890	394,155
Equity-Based Compensation	15,872	17,058	16,505	64,468	67,874
Profit Sharing Expense	148,619	131,445	171,496	316,650	509,217
Other Expenses	72,548	66,325	61,398	242,923	242,492
Total Segment Expenses	**330,233**	**315,835**	**349,266**	**990,931**	**1,213,738**
Segment Other Income Net of Non-Controlling Interests	117,002	128,989	40,749	192,548	254,158
Economic Income[1]	**$452,375**	**$458,371**	**$538,866**	**$1,112,267**	**$1,577,949**
Taxes	(58,269)	(22,356)	(44,155)	(165,522)	(127,280)
Preferred Distributions	—	(4,383)	(4,383)	—	(13,538)
Economic Net Income	**$394,106**	**$431,632**	**$490,328**	**$946,745**	**$1,437,131**
Per Share	*$0.98*	*$1.07*	*$1.22*	*$2.36*	*$3.57*
Fee Related Earnings	**$131,465**	**$162,189**	**$187,285**	**$529,874**	**$624,413**
Per Share[2]	*$0.32*	*$0.40*	*$0.46*	*$1.29*	*$1.53*
Distributable Earnings	**$226,226**	**$185,131**	**$327,560**	**$647,932**	**$1,010,002**
Taxes and Related Payables	(289)	(7,272)	(5,993)	(9,635)	(26,337)
Preferred Distributions	—	(4,383)	(4,383)	—	(13,538)
Distributable Earnings After Taxes and Related Payables	**$225,937**	**$173,476**	**$317,184**	**$638,297**	**$970,127**
Per Share of Common & Equivalent[2]	*$0.55*	*$0.42*	*$0.77*	*$1.56*	*$2.37*
Net Distribution per Share of Common & Equivalent[2]	**$0.45**	**$0.39**	**$0.66**	**$1.42**	**$2.06**
Payout Ratio	*82%*	*93%*	*86%*	*91%*	*87%*

(1) 3Q'17 and FY'17 includes $19.0 million in proceeds received in connection with the Company's early termination of a lease and FY'17 includes $17.5 million in insurance proceeds received in connection with fees and expenses relating to a legal proceeding. The lease termination and insurance proceeds were recorded in Other income (loss).

(2) Per share calculations are based on end of period Distributable Earnings Shares Outstanding, which consist of total Class A shares outstanding, Apollo Operating Group Units and RSUs that participate in distributions (collectively referred to as "common & equivalents"). See page 25 for details regarding the shareholder distribution and page 26 for the share reconciliation.

4

Reconciliation of GAAP to Non-GAAP Measures

APOLLO

($ in thousands)	4Q'16	3Q'17	4Q'17	FY'16	FY'17
GAAP Net Income Attributable to Apollo Global Management, LLC Class A Shareholders	**$166,967**	**$198,569**	**$184,893**	**$402,850**	**$615,566**
Preferred distributions	—	4,383	4,383	—	13,538
Net income (loss) attributable to Non-Controlling Interests in consolidated entities	1,898	1,048	(76)	5,789	8,891
Net income attributable to Non-Controlling Interests in the Apollo Operating Group	225,482	230,363	272,104	561,668	805,644
GAAP Net Income	**$394,347**	**$434,363**	**$461,304**	**$970,307**	**$1,443,639**
Income tax provision	28,199	16,542	271,019	90,707	325,945
GAAP Income Before Income Tax Provision	**$422,546**	**$450,905**	**$732,323**	**$1,061,014**	**$1,769,584**
Transaction related charges and equity-based compensation[1]	31,727	8,514	6,707	57,042	17,496
Gain from remeasurement of tax receivable agreement liability	—	—	(200,240)	—	(200,240)
Net (income) loss attributable to Non-Controlling Interests in consolidated entities	(1,898)	(1,048)	76	(5,789)	(8,891)
Economic Income	**$452,375**	**$458,371**	**$538,866**	**$1,112,267**	**$1,577,949**
Income tax provision on Economic Income	(58,269)	(22,356)	(44,155)	(165,522)	(127,280)
Preferred distributions	—	(4,383)	(4,383)	—	(13,538)
Economic Net Income	**$394,106**	**$431,632**	**$490,328**	**$946,745**	**$1,437,131**
Preferred distributions	—	4,383	4,383	—	13,538
Income tax provision on Economic Income	58,269	22,356	44,155	165,522	127,280
Carried interest income from related parties[2]	(369,617)	(340,401)	(498,714)	(762,945)	(1,319,924)
Profit sharing expense	148,619	131,445	171,496	316,650	509,217
Equity-based compensation	15,872	17,058	16,505	64,468	67,874
Income from equity method investments	(38,815)	(48,014)	(58,504)	(102,581)	(162,951)
Net (gains) losses from investment activities	(89,247)	(68,529)	7,846	(138,608)	(94,774)
Net interest loss	11,714	11,509	9,420	39,019	44,984
Other	564	750	370	1,604	2,038
Fee Related Earnings	**$131,465**	**$162,189**	**$187,285**	**$529,874**	**$624,413**
Net realized carried interest income	83,325	19,129	122,409	115,153	352,521
Non-cash revenues	(842)	(842)	(842)	(3,369)	(3,369)
Realized income from equity method investments	22,173	10,339	25,809	37,180	68,242
Net interest loss	(11,714)	(11,509)	(9,420)	(39,019)	(44,984)
Depreciation and amortization	2,396	5,825	2,319	9,928	13,179
Other	(577)	—	—	(1,815)	—
Distributable Earnings	**$226,226**	**$185,131**	**$327,560**	**$647,932**	**$1,010,002**
Taxes and related payables	(289)	(7,272)	(5,993)	(9,635)	(26,337)
Preferred distributions	—	(4,383)	(4,383)	—	(13,538)
Distributable Earnings After Taxes and Related Payables	**$225,937**	**$173,476**	**$317,184**	**$638,297**	**$970,127**

(1) Transaction-related charges include equity-based compensation charges, the amortization of intangible assets, contingent consideration and certain other charges associated with acquisitions. Equity-based compensation adjustment represents non-cash revenues and expenses related to equity awards granted by unconsolidated related parties to employees of Apollo.

(2) Excludes carried interest income from a publicly traded business development company we manage.

5

Private Equity

APOLLO

Commentary

- Economic Income driven by substantial carried interest and investment income derived from robust investment performance
- Private Equity fund appreciation during the quarter of 9.1%[1], primarily driven by appreciation in private portfolio company holdings of Fund VIII
- Strong Fee Related Earnings driven by elevated advisory and transaction fees
- Realization activity driven by the sale of CH2M, share sales of Presidio, NCL and Ladbrokes, as well as several dividends
- Deployed $1.6 billion and committed to invest an additional $0.7 billion during the quarter; total committed but not yet deployed capital[2] at quarter end was $2.6 billion (excluding co-investments) of which $1.7 billion related to energy asset build-ups expected to be deployed over time
- Inflows primarily driven by co-investment capital

Business Drivers

	4Q'17	FY'17
Inflows	$531mm	$25.2bn
Deployment	$1.6bn	$5.0bn
Realizations	$1.8bn	$4.6bn
Performance[1]	9.1%	28.9%

Financial Results Summary

($ in thousands)	4Q'16	3Q'17	4Q'17
Management fees	$79,014	$76,079	$75,982
Advisory and transaction fees	41,060	10,572	42,417
Carried interest income	304,460	308,448	410,456
Total Revenues	424,534	395,099	528,855
Compensation and benefits	156,782	152,996	177,898
Other expenses	16,811	21,956	14,879
Total Expenses	173,593	174,952	192,777
Other Income	30,818	50,804	45,561
Economic Income	**$281,759**	**$270,951**	**$381,639**
Fee Related Earnings	**$75,161**	**$40,574**	**$74,043**

Supplemental Information

$72 billion AUM



Committed $3bn[2]
Dry Powder $34bn
Invested AUM $34bn
Other $4bn[3]
Co-Investments $7bn[4]

Traditional PE Funds Inception-to-date Gross / Net IRR ***39% / 25%***

PE Portfolio Composition: 80% Private / 20% Public[6][7]

Public Equity Holdings	*Fund*	*Shares Held (mm)*
Caesars Entertainment (CZR)[5]	*Fund VI*	45.5
EP Energy (EPE)	*Fund VII & ANRP I*	62.6
Exela Technologies (XELA)	*Fund VII*	28.6
Norwegian (NCLH)[5]	*Fund VI & VII*	25.5
Parsley Energy (PE)	*ANRP I & ANRP II*	10.9
Presidio (PSDO)	*Fund VIII*	57.8
Vistra Energy (VST)	*Fund VII & ANRP II*	30.0
Warrior Met Coal (HCC)	*Fund VIII & ANRP I*	5.3
Welspun Corp (WLCO IN)	*Fund VII & ANRP I*	42.2

(1) Represents private equity fund appreciation (depreciation) as defined in the non-GAAP financial information and definitions section of this presentation. (2) Represents capital committed to investments as of December 31, 2017 by Apollo's private equity funds. These investments have not yet closed and may be subject to a variety of closing conditions or other contractual provisions, which could result in such capital not ultimately being invested. (3) Other represents approximately $4 billion of uncalled commitments which can be called for fund fees and expenses only and are not available for investment or reinvestment subject to the provisions of the applicable fund limited partnership agreements or other governing agreements. (4) Represents AUM related to co-investment vehicles. (5) Includes shares held by Athene in associated co-investment vehicles. (6) Excludes Athene shares held by AAA. (7) Does not include shares of ADT, Inc. ("ADT") or PlayAGS, Inc. ("AGS") held by Fund VIII. ADT and AGS completed their initial public offerings ("IPOs") on January 18, 2018 and January 25, 2018, respectively. Fund VIII holds 277.6 million and 23.2 million shares of ADT and AGS, respectively.

6

Supplemental Private Equity Fund Information(1)

APOLLO

Fund VI

Vintage:	2006
Fund Size:	$10.1bn
Total Invested:	$12.5bn
Realized Value:	$18.6bn
Unrealized Value:	$2.6bn
Total Value:	$21.2bn
Gross / Net IRR:	12% / 9%
Escrow Ratio[2]:	95%

***$2.6 billion** Unrealized Value Investment Mix*



Public Investments: 69%
Public Debt / Other 6%
NCLH 44%
Private Investments 31%
CZR 19%

Select Private Investments[3]
(in order of size as measured by fair value)

Momentive Performance Materials

Fund VII

Vintage:	2008
Fund Size:	$14.7bn
Total Invested:	$16.2bn
Realized Value:	$30.2bn
Unrealized Value:	$3.4bn
Total Value:	$33.6bn
Gross / Net IRR:	34% / 26%
Escrow Ratio[2]:	98%

***$3.4 billion** Unrealized Value Investment Mix*



XELA 4%
Public Investments: 34%
VST 16%
EPE 4%
Public Debt / Other 10%
Private Investments 66%

Select Private Investments[3]
(in order of size as measured by fair value)

McGraw Hill Education
Aurum
Endemol Shine
Talos Energy
Pinnacle

Fund VIII

Vintage:	2013
Fund Size:	$18.4bn
Committed to Date:	$15.4bn
Total Invested:	$13.1bn
Realized Value:	$3.5bn
Total Value:	$20.7bn
% Committed[4]:	84%
Gross / Net IRR:	33% / 23%

***$17.2 billion** Unrealized Value by Investment Year*

Average Life of Investment: 2 yrs



2015 $5.9bn
Unrealized MOIC: 2.5x
Unrealized MOIC: 1.1x
2013-14 $1.7bn
2016 $6.4bn
2017 $3.2bn
Unrealized MOIC: 1.5x
Unrealized MOIC: 1.1x

Unrealized Value by Sector

Consumer Services	*32%*
Media/Telcom/Technology	*14%*
Business Services	*12%*
Leisure	*12%*
Manufacturing and Industrial	*11%*
Natural Resources	*10%*
Financial Services	*5%*
Chemicals	*3%*
Consumer & Retail	*1%*

ANRP II

Vintage:	2016
Fund Size:	$3.5bn
Committed to Date:	$2.2bn
Total Invested:	$1.1bn
Realized Value:	$574mm
Total Value:	$1.7bn
% Committed[4]:	64%
Gross / Net IRR:	54% / 31%

ANRP II Portfolio



Realized Value $0.6bn
Parsley Energy (PE) 14%
Dry Powder $2.4bn
Unrealized Value $1.1bn

Select Private Investments[3]
(in order of size as measured by fair value)

Chisholm
Double Eagle III
Pegasus

Note: Refer to the definitions of Vintage Year (Vintage), Total Invested Capital (Total Invested), Realized Value, Unrealized Value, Gross IRR, Net IRR, and Unrealized MOIC in the non-GAAP financial information & definitions section of this presentation.
(1) Additional fund performance information is set forth in the investment records on slides 28-31 of this presentation. (2) For Escrow Ratio definition and related information, please refer to footnote (1) on page 14. (3) Investments selected based on non-performance criteria. (4) Represents the sum of capital actually invested, committed to invest or used for fees and expenses, divided by aggregate committed capital.

7

Credit

APOLLO

Commentary

- Economic Income for the quarter driven by Fee Related Earnings and strong carried interest income resulting from solid investment performance, partially offset by modest depreciation of Athene (NYSE:ATH)
- Total Credit AUM rose 4% quarter-over-quarter and 20% year-over-year to $164 billion and includes approximately $100 billion in Permanent Capital Vehicles
- Diversified capital inflows were generated across fund categories including Permanent Capital Vehicles (Athene and MidCap), Drawdown funds (SCRF and FCI), Liquid/Performing funds (including CLOs and Total Return), as well as Advisory Assets
- Credit gross returns[2] of 2.2% and 8.3% for the quarter and full year, respectively, resulting from positive returns across fund categories, with particular strength in Drawdown funds and Permanent Capital Vehicles
- Capital deployment activity driven by investments in longevity assets, structured credit investments and opportunistic investments

Business Drivers

	4Q'17	FY'17
Inflows	**$6.9bn**	**$28.2bn**
Deployment[1]	**$2.7bn**	**$6.3bn**
Realizations	**$1.9bn**	**$4.0bn**
Performance[2]	**2.2%**	**8.3%**

Financial Results Summary

($ in thousands)	4Q'16	3Q'17	4Q'17
Management fees	$151,560	$187,885	$186,108
Advisory and transaction fees	2,475	4,219	20,249
Carried interest income	60,885	36,310	90,590
Total Revenues	214,920	228,414	296,947
Compensation and benefits	89,620	86,379	95,619
Other expenses	50,380	38,849	41,117
Total Expenses	140,000	125,228	136,736
Other Income (Loss)	87,761	79,138	(3,655)
Non-Controlling Interest	(2,394)	(1,751)	(1,135)
Economic Income	**$160,287**	**$180,573**	**$155,421**
Fee Related Earnings	**$51,929**	**$115,716**	**$111,211**

Supplemental Information

($ in billions) ***$164 billion AUM***

Category	AUM	FG AUM	CE AUM	CG AUM	Gross Return[1] 4Q'17	Gross Return[1] FY'17
Liquid/Performing	$43	$37	$21	$8	1.4%	6.3%
Drawdown[3]	$28	$17	$23	$9	4.6%	13.2%
Permanent Capital Vehicles						
MidCap, AINV, AFT, AIF	$13	$12	$11	$9	2.2%	11.2%
Athene Non-Sub-Advised[4]	$60	$60	—	—		
Athora Non-Sub-Advised[4]	$7	$4	—	—		
Advisory[5]	$13	$—	—	—		
Total Credit	**$164**	**$130**	**$55**	**$26**	**2.2%**	**8.3%**

(1) Reflects capital deployment activity from Drawdown fund strategies and SIAs that have a defined maturity date and excludes deployment from Liquid/Performing funds, Permanent Capital Vehicles and Advisory. (2) Represents gross return as defined in the non-GAAP financial information and definitions section of this presentation with the exception of CLO assets in Liquid/Performing which are calculated based on gross return on invested assets, which excludes cash. The 4Q'17 net returns for Liquid/Performing, Drawdown, MidCap, AINV, AFT, AIF combined and total Credit excluding Athene Non-Sub-Advised were 1.3%, 4.1%, 1.3%, and 1.9%, respectively. The FY'17 net returns for Liquid/Performing, Drawdown, MidCap, AINV, AFT, AIF combined and total Credit excluding Athene Non-Sub-Advised were 5.9%, 11.1%, 7.3% and 7.2%, respectively. (3) Significant Drawdown funds and strategic investment accounts ("SIAs") had inception-to-date ("ITD") gross and net IRRs of 16.1% and 12.3%, respectively, as of December 31, 2017. Significant Drawdown funds and SIAs include funds and SIAs with AUM greater than $200 million that did not predominantly invest in other Apollo funds or SIAs. (4) Athora Holding Ltd. ("Athora") currently is the holding company of Athene's German group companies. Athora has received subscriptions representing €2.2 billion from Athene and a number of global institutional investors for a capital raise conducted through a private placement. Athene Non-Sub-Advised and Athora Non Sub-Advised reflects total combined AUM of $84.8 billion less $18.4 billion of assets that were either sub-advised by Apollo or invested in funds and investment vehicles managed by Apollo included within other asset categories. (5) Advisory refers to certain assets advised by AAME.

8

Real Assets

APOLLO

Commentary

- Economic Income driven by Fee Related Earnings and carried interest income resulting from steady investment performance
- Full year Fee Related Earnings rising year-over-year as prior launches of real estate equity funds in the U.S. and Asia complement growth in the real estate debt business to drive increasing profitability
- U.S. real estate equity funds combined gross return[1] of 1.0% in the fourth quarter, contributing to a strong full year gross return of 14.6% driven by appreciation in leisure and industrial assets
- Deployment for the quarter driven by an increase in capital investment for the real estate debt managed accounts, U.S. and Asia equity funds and the commercial mortgage REIT (NYSE: ARI)
- Realization activity for the quarter driven by residential properties in Europe and Asia, and the liquidation of the legacy CPI Europe funds

Business Drivers

	4Q'17	FY'17
Inflows	$164mm	$3.1bn
Deployment	$1.2bn	$3.5bn
Realizations	$960mm	$2.1bn
Performance[1]	1.0%	14.6%

Financial Results Summary

($ in thousands)	4Q'16	3Q'17	4Q'17
Management fees	$16,024	$18,470	$18,830
Advisory and transaction fees	431	1,418	53
Carried interest income	9,697	1,816	2,698
Total Revenues	26,152	21,704	21,581
Compensation and benefits	11,283	10,135	14,351
Other expenses	5,357	5,520	5,402
Total Expenses	16,640	15,655	19,753
Other Income (Loss)	817	798	(22)
Economic Income	**$10,329**	**$6,847**	**$1,806**
Fee Related Earnings	**$4,375**	**$5,899**	**$2,031**

Supplemental Information

$12 billion AUM



Equity
$2.4bn
Debt
$10.0bn

(1) Represents combined gross return for U.S. Real Estate Fund I and U.S. Real Estate Fund II including co-investment capital. The 4Q'17 and FY'17 combined net returns for U.S. Real Estate Fund I and U.S. Real Estate Fund II were 0.5% and 11.9%, respectively. U.S. Real Estate Fund I and U.S. Real Estate Fund II's combined inception-to-date gross and net IRRs were 16.7% and 13.2%, respectively, as of December 31, 2017.

9

Total AUM & Fee-Generating AUM

APOLLO

4Q'17 Total AUM Rollforward[1]

($ in millions)

	Private Equity	Credit	Real Assets	Total
3Q'17	$70,469	$157,925	$13,171	$241,565
Inflows	531	6,928	164	7,623
Outflows[2]	(9)	(428)	(101)	(538)
Net Flows	522	6,500	63	7,085
Realizations	(1,774)	(1,923)	(960)	(4,657)
Market Activity	3,215	1,611	109	4,935
4Q'17	$72,432	$164,113	$12,383	$248,928

Total AUM Highlights

Private Equity: *Inflows:* Capital raised for co-investment ($330 million); and net segment transfers ($150 million) *Realizations:* Fund VIII ($1.0 billion); Fund VII ($299 million); and Fund VI ($282 million) *Market Activity:* Appreciation driven by Fund VIII ($2.0 billion); and co-investment vehicles ($917 million)

Credit: *Inflows:* Athene ($2.9 billion); Liquid/Performing funds ($1.4 billion); FCI III ($990 million); and SCRF IV ($852 million) *Outflows:* Redemptions ($362 million) *Realizations:* SCRF III ($865 million); EPF II ($529 million); and Liquid/Performing funds ($245 million) *Market activity:* Drawdown funds ($779 million); Liquid/Performing funds ($477 million); and Advisory assets ($196 million)

Real Assets: *Inflows:* Net leverage increase ($164 million) *Outflows:* Net segment transfers ($101 million) *Realizations:* Real estate equity ($901 million) *Market Activity:* Real estate debt appreciation ($80 million)

4Q'17 Fee-Generating AUM Rollforward[1]

($ in millions)

	Private Equity	Credit	Real Assets	Total
3Q'17	$30,067	$126,907	$9,284	$166,258
Inflows	124	5,275	168	5,567
Outflows[2]	(33)	(1,902)	(54)	(1,989)
Net Flows	91	3,373	114	3,578
Realizations	(370)	(766)	(438)	(1,574)
Market Activity	4	636	63	703
4Q'17	$29,792	$130,150	$9,023	$168,965

Fee-Generating AUM Highlights

Private Equity: *Inflows:* Fee-generating capital deployment ($124 million) *Realizations:* Fund VII ($168 million); and Fund VI ($165 million)

Credit: *Inflows:* Athene ($2.9 billion); Liquid/Performing funds ($910 million); Drawdown funds ($521 million); and fee-generating capital deployment ($262 million) *Outflows:* Net change in fee basis ($1.6 billion) *Realizations:* EPF II ($267 million); and Liquid/Performing funds ($235 million) *Market activity:* Liquid/Performing funds ($454 million)

Real Assets: *Inflows:* Fee-generating capital deployment ($167 million) *Outflows:* Net segment transfers ($53 million) *Realizations:* Real estate equity ($380 million) *Market Activity:* Real estate debt appreciation ($63 million)

FY'17 Total AUM Rollforward[1]

($ in millions)

	Private Equity	Credit	Real Assets	Total
4Q'16	$43,628	$136,607	$11,453	$191,688
Inflows	25,179	28,242	3,099	56,520
Outflows[2]	(83)	(3,730)	(489)	(4,302)
Net Flows	25,096	24,512	2,610	52,218
Realizations	(4,568)	(4,048)	(2,075)	(10,691)
Market Activity	8,276	7,042	395	15,713
4Q'17	$72,432	$164,113	$12,383	$248,928

FY'17 Fee-Generating AUM Rollforward[1]

($ in millions)

	Private Equity	Credit	Real Assets	Total
4Q'16	$30,722	$111,781	$8,295	$150,798
Inflows	428	23,469	2,249	26,146
Outflows[2]	(590)	(6,503)	(417)	(7,510)
Net Flows	(162)	16,966	1,832	18,636
Realizations	(874)	(1,946)	(1,328)	(4,148)
Market Activity	106	3,349	224	3,679
4Q'17	$29,792	$130,150	$9,023	$168,965

(1) *Inflows at the individual segment level represent subscriptions, commitments, and other increases in available capital, such as acquisitions or leverage, net of inter-segment transfers. Outflows represent redemptions and other decreases in available capital. Realizations represent fund distributions of realized proceeds. Market activity represents gains (losses), the impact of foreign exchange rate fluctuations and other income.*

(2) *Included in the 4Q'17 outflows for Total AUM and FGAUM are $362.2 million and $269.7 million of redemptions, respectively. Included in the FY'17 outflows for Total AUM and FGAUM are $1.1 billion and $840.0 million of redemptions, respectively.*

10

Carry-Eligible & Carry-Generating AUM

APOLLO

Carry-Eligible AUM

($ in millions)

Segment	4Q'16	3Q'17	4Q'17
Private Equity	$35,144	$59,995	$60,681
Credit	51,644	54,283	55,322
Real Assets	2,117	2,479	2,054
Total	$88,905	$116,757	$118,057

Carry-Generating AUM

($ in millions)

Segment	4Q'16	3Q'17	4Q'17
Private Equity	$21,521	$25,213	$26,775
Credit	33,306	26,634	25,814
Real Assets	776	803	694
Total	$55,603	$52,650	$53,283

4Q'17 Carry-Generating to Carry-Eligible AUM Reconciliation

($ in millions)

	Private Equity	Credit	Real Assets	Total
Carry-Generating AUM	$26,775	$25,814	$694	$53,283
+ Uninvested CE AUM	33,412	11,607	923	45,942
+ Invested AUM Not Currently Generating Carry	494	17,901	437	18,832
Carry-Eligible AUM	$60,681	$55,322	$2,054	$118,057

$118 billion

Carry-Eligible AUM



Uninvested Carry-Eligible AUM $45.9bn
Currently Generating Carry $53.3bn
Not Currently Generating Carry $18.8bn

($ in billions) Category / Fund	Invested AUM Not Currently Generating Carry	Investment Period Active >24 Months(1)	Appreciation Required to Achieve Carry(2)(3)
Private Equity	**$0.5**	**$0.5**	**12%**
Drawdown	4.3	3.7	32%
Liquid/Performing	12.8	8.6	< 250bps
		—	250-500bps
		0.4	> 500bps
MidCap, AINV, AFT, AIF	0.8	0.8	< 250bps
Credit	**17.9**	**13.5**	**10%**
Real Assets	**0.4**	**0.2**	**> 250bps**
Total	**$18.8**	**$14.2**	

(1) Represents invested AUM not currently generating carry for funds that have been investing capital for more than 24 months as of December 31, 2017.
(2) Represents the percentage of additional appreciation required to reach the preferred return or high watermark and generate carried interest for funds with an investment period greater than 24 months.
(3) All investors in a given fund are considered in aggregate when calculating the appreciation required to achieve carry presented above. Appreciation required to achieve carry may vary by individual investor.

11

Fund IX $24.7 Other PE $4.0 Drawdown $11.7 ▪ Driven by investments in longevity assets, structured credit investments, opportunistic investments in the healthcare, consumer, industrial and energy sectors, and European commercial real estate Capital Deployment Capital Deployment & Dry Powder $48 billion Dry Powder ($ in billions) Private Equity Credit Real Assets 4Q'1 7 Highlight s ($ in millions) Segment 4Q'17 FY'17 Private Equity $1,613 $5,029 Credit(1) 2,700 6,279 Real Assets 1,181 3,505 Total $5,494 $14,813 Real Assets $1.0 Private Equity $34.5 Credit $12.1 Liquid/ Performing $0.2 ▪ Capital deployed in drawdown style funds and accounts across Apollo’s global integrated investment platform totaled $5.5 billion for the quarter and $14.8 billion for the year ended December 31, 2017 ▪ Pending investment commitments in Private Equity that have not yet been funded (excluding co-investments) totaled $2.6 billion as of December 31, 2017 ▪ Dry Powder of $47.6 billion at the end of the quarter, including $36.4 billion of AUM with future management fee potential primarily comprised by Private Equity Fund IX ▪ Driven by acquisition of West Corporation (call center, conference call and data services), and various investments across our natural resources strategies ▪ Driven by commercial mortgage lending activity across several strategies and investments made by our U.S. and Asia equity funds Permanent Capital Vehicles $0.2 12 Fund VIII $5.8 (1) Reflects capital deployment activity from Drawdown fund strategies and SIAs that have a defined maturity date and excludes deployment from Liquid/Performing funds, Permanent Capital Vehicles and Advisory.

Segment Balance Sheet Highlights Summary Balance Sheet ($ in millions) 4Q'17 Athene/AAA(3) $829 GP Investments / Other Investments(4) 977 Total Investments $1,806 ($ and share amounts in millions) Through4Q'17 Open Market Share Repurchases 1.2 Reduction of Shares Issued to Employees(5) 4.0 Total Shares Purchased 5.2 Total Capital Used for Share Purchases(6) $92 Share Repurchase Plan Authorization(7) $250 Average Price Paid Per Share(8) $17.70 Investments Detail Share Repurchase Activity1Q’16 through 4Q'17(7) (1) Unfunded general partner commitments related to Fund IX are subject to future syndication to Apollo employees. (2) Investments and net carried interest receivable are presented on an unconsolidated basis. Investments and net carried interest receivable presented in the condensed consolidated statement of financial condition include eliminations related to investments in consolidated funds and VIEs. Net Carried Interest Receivable excludes profit sharing expected to be settled in the form of equity-based awards. (3) Investment in Athene/AAA primarily comprises Apollo’s direct investment of 16.1 million shares (subject to a discount due to a lack of marketability, as applicable) of Athene valued at a weighted average of $49.77 per share and 1.6 million shares of AAA valued at NAV. (4) Represents Apollo’s general partner investments in the funds it manages (excluding AAA) and other balance sheet investments. (5) Represents a reduction in Class A shares to be issued to employees to satisfy associated tax obligations in connection with the settlement of equity-based awards granted under the Company’s 2007 Omnibus Equity Incentive Plan (the “Plan”). (6) With respect to the reduction of 4.0 million Class A shares to be issued to employees under the Plan, amounts represent the cash used by the Company to satisfy the applicable withholding obligations in respect of certain equity-based awards granted under the Plan. (7) In February 2016, the Company announced a plan to repurchase up to $250 million in the aggregate of its Class A shares, which includes up to $150 million through a share repurchase program and up to $100 million through a reduction of Class A shares to be issued to employees to satisfy associated tax obligations in connection with the settlement of equity-based awards granted under the Plan. (8) Average price paid per share reflects total capital used for share repurchases to date divided by the number of shares purchased. ▪ At December 31, 2017, Apollo had $751 million in cash and cash equivalents, $365 million in U.S. Treasury securities, at fair value, $1.8 billion of investments, and $1.1 billion of net carried interest receivable for a total net value of $4.0 billion ▪ Long-term debt of $1.4 billion (with maturities in 2021, 2024 and 2026) and an undrawn $500 million revolving credit facility (expiring in 2021) ▪ Unfunded general partner commitments totaled $1.8 billion at December 31, 2017, of which $823 million related to Fund IX(1) ▪ Aggregate share repurchases under previously announced plan totaled $92 million through December 31, 2017, with $158 million remaining authorized under the plan 13 ($ in millions) 4Q'17 Cash and cash equivalents $751 U.S. Treasury securities, at fair value 365 Investments(2) 1,806 Net Carried Interest Receivable (2) 1,122 Total Net Value $4,044 Debt ($1,362) Unfunded Future Commitments $1,780

Carried Interest Receivable & Income (Loss) Detail

APOLLO

($ in thousands)	As of December 31, 2017		4Q'17			FY'17		
	Carried Interest Receivable on an Unconsolidated Basis		Unrealized Carried Interest Income (Loss)	Realized Carried Interest Income	Total Carried Interest Income (Loss) from Related Parties	Unrealized Carried Interest Income (Loss)	Realized Carried Interest Income	Total Carried Interest Income (Loss) from Related Parties
Private Equity								
Fund VIII	$1,017,000		$259,249	$106,765	$366,014	$693,772	$206,393	$900,165
Fund VII	70,499	(1)	17,765	—	17,765	(4,156)	19,817	15,661
Fund VI	38,758	(1)	(9,170)	—	(9,170)	80,996	—	80,996
Fund IV and V	—	(3)	(696)	—	(696)	(13,775)	—	(13,775)
ANRP I and II	34,710	(3)	18,906	6,646	25,552	(52,167)	59,519	7,352
AAA / Other[(2)(5)]	243,809		4,236	6,755	10,991	(62,544)	148,254	85,710
Total Private Equity	**$1,404,776**		**$290,290**	**$120,166**	**$410,456**	**$642,126**	**$433,983**	**$1,076,109**
Total Private Equity, net of profit share	**929,220**		**195,338**	**74,379**	**269,717**	**430,150**	**242,413**	**672,563**
Credit								
Drawdown	$323,860	(3)	$19,342	$53,908	$73,250	$35,493	$137,786	$173,279
Liquid/Performing	52,803		(10,825)	17,849	7,024	(12,103)	41,521	29,418
Permanent Capital Vehicles	63,588		5,286	5,030	10,316	27,835	17,666	45,501
Total Credit	**$440,251**		**$13,803**	**$76,787**	**$90,590**	**$51,225**	**$196,973**	**$248,198**
Total Credit, net of profit share	**174,461**		**12,943**	**50,154**	**63,097**	**32,957**	**119,172**	**152,129**
Real Assets								
CPI Funds	$30		($300)	$277	($23)	($310)	$277	($33)
U.S. RE Fund I and II	18,311		(1,698)	3,814	2,116	(2,968)	11,925	8,957
Other[(5)]	10,469		(1,149)	1,754	605	(1,508)	5,867	4,359
Total Real Assets	**$28,810**		**($3,147)**	**$5,845**	**$2,698**	**($4,786)**	**$18,069**	**$13,283**
Total Real Assets, net of profit share	**17,882**		**(2,068)**	**2,904**	**836**	**(859)**	**8,600**	**7,741**
Total	**$1,873,837**		**$300,946**	**$202,798**	**$503,744**	**$688,565**	**$649,025**	**$1,337,590**
Total, net of profit share	**$1,121,563**	(4)	**$206,213**	**$127,437**	**$333,650**	**$462,248**	**$370,185**	**$832,433**

(1) As of December 31, 2017, the remaining investments and escrow cash of Fund VII and Fund VI were valued at 98% and 95% of the fund's unreturned capital, respectively, which were below the required escrow ratio of 115%. As a result, these funds are required to place in escrow current and future carried interest income distributions to the general partner until the specified return ratio of 115% is met (at the time of a future distribution) or upon liquidation. As of December 31, 2017, Fund VI had $167.6 million of gross carried interest income, or $112.4 million net of profit sharing, in escrow. As of December 31, 2017, Fund VII had $106.5 million of gross carried interest income, or $60.6 million net of profit sharing, in escrow. With respect to Fund VII and Fund VI, realized carried interest income currently distributed to the general partner is limited to potential tax distributions per the fund's partnership agreement.

(2) AAA/Other includes $178.6 million of carried interest receivable, or $129.6 million net of profit sharing, from AAA Investments, L.P. which Apollo may elect to receive in cash or in common shares of Athene Holding (valued at the then fair market value); and if Apollo elects to receive payment of such carried interest in cash, then common shares of Athene Holding shall be distributed to Apollo and immediately sold by Apollo to pay for such carried interest in cash.

(3) As of December 31, 2017, certain credit funds and certain private equity funds had $56.1 million and $30.1 million, respectively, in general partner obligations to return previously distributed carried interest income. The fair value gain on investments and income at the fund level needed to reverse the general partner obligations for certain credit funds and certain private equity funds was $330.2 million and $131.4 million, respectively, as of December 31, 2017.

(4) There was a corresponding profit sharing payable of $752.3 million as of December 31, 2017, including profit sharing payable related to amounts in escrow and contingent consideration obligations of $92.6 million.

(5) Other includes certain SIAs.

14

Permanent Capital Vehicles

APOLLO

- As of December 31, 2017, Apollo had $102.4 billion of AUM across seven Permanent Capital Vehicles[(1)]
- Apollo generated $486.0 million of fee related revenue from Permanent Capital Vehicles during the year ended December 31, 2017, representing 40% of total fee related revenue
- The compound annualized growth rate ("CAGR") of permanent capital AUM since 2010 was 47% as of December 31, 2017. Apollo will continue to seek to grow its base of permanent capital opportunistically

Permanent Capital AUM


($ in billions)
$7
$25
$72
$87
$102
2010
2012
2014
2016
2017

Supplemental Information

($ in millions, except where noted)	4Q'17
Athene[(2)]	*$76,910*
MidCap	*8,138*
Athora[(2)]	*7,910*
Apollo Investment Corp (AINV)[(3)]	*4,476*
Apollo Commercial Real Estate Finance (ARI)[(4)]	*4,151*
Apollo Senior Floating Rate Fund (AFT)	*428*
Apollo Tactical Income Fund (AIF)	*390*
Total AUM in Permanent Capital Vehicles	**$102,403**

(1) The investment management arrangements of the Permanent Capital Vehicles that Apollo manages vary in duration and may be terminated under certain circumstances. Refer to page 35 of this presentation for a definition of Permanent Capital Vehicles and additional information regarding the circumstances under which the investment management arrangements of the Permanent Capital Vehicles may be terminated.

(2) See page 16 for additional information regarding assets for which Apollo manages or provides investment advisory services through accounts owned by or related to Athene and Athora as of December 31, 2017.

(3) Amounts are as of September 30, 2017. Refer to www.apolloic.com for the most recent financial information on AINV. The information contained on AINV's website is not part of this presentation. Includes $1.8 billion of AUM related to a non-traded business development company.

(4) Amounts are as of September 30, 2017. Refer to www.apolloreit.com for the most recent financial information on ARI. The information contained on ARI's website is not part of this presentation.

15

2010 2012 2014 2016 2017 $5 $8 Athene and Athora AUM Sub-Advised AUM by Asset Category Athene and Athora ($ in billions) 4Q'17 Private Equity $1.1 Credit $12.3 Liquid/Performing 11.0 Drawdown 1.3 Real Assets $5.0 Real Estate Debt 4.5 Real Estate Equity 0.5 Total $18.4 ▪ Through its subsidiaries, Apollo managed or advised $84.8 billion of combined AUM in accounts owned by or related to Athene and Athora(1) as of December 31, 2017 ▪ Of the total Athene and Athora AUM, $18.4 billion, or 22%, was either sub-advised by Apollo or invested in funds and investment vehicles managed by Apollo ▪ During the quarter, $1.2 billion of Athene and Athora AUM moved from non-sub-advised to sub-advised by Apollo, bringing the total amount of new sub-advised AUM for the year ended December 31, 2017 to $4.0 billion ▪ Apollo will continue to seek attractive investment opportunities that are consistent with Athene’s investment objectives ($ in billions) 16 Athene AUM $77 $66 $60 $16 $2 Athora AUM (1) References to AGER Bermuda Holding Ltd. (“AGER”) in past presentations have been renamed Athora. As of December 31, 2017, AUM relating to Athora is comprised of $5.3 billion of AUM of Athene's German group companies, for which Athora is the holding company, and $2.6 billion of AUM in connection with its capital raise. On January 1, 2018, Athora announced its deconsolidation from Athene. For purposes of this presentation, AUM related to Athene does not include AUM related to Athora.

Appendix

Reconciliation of GAAP to Non-GAAP Measures

APOLLO

($ in thousands)	4Q'16	1Q'17	2Q'17	3Q'17	4Q'17	FY'16	FY'17
Total Revenues (GAAP)	**$685,380**	**$643,551**	**$432,872**	**$664,232**	**$869,518**	**$1,970,384**	**$2,610,173**
Equity awards granted by unconsolidated related parties and reimbursable expenses	(22,638)	(18,223)	(15,179)	(19,832)	(22,706)	(73,913)	(75,940)
Adjustments related to consolidated funds and VIEs	2,677	798	1,110	817	571	5,477	3,296
Other	187	—	—	—	—	8,702	—
Total Segment Revenues[1]	**$665,606**	**$626,126**	**$418,803**	**$645,217**	**$847,383**	**$1,910,650**	**$2,537,529**
Total Expenses (GAAP)	**$398,364**	**$345,988**	**$264,526**	**$357,483**	**$392,052**	**$1,165,918**	**$1,360,049**
Equity awards granted by unconsolidated related parties and reimbursable expenses	(22,673)	(18,223)	(15,179)	(19,832)	(22,706)	(75,653)	(75,940)
Transaction-related compensation charges	(29,494)	2,683	(1,549)	(7,543)	(5,760)	(46,293)	(12,169)
Reclassification of interest expense[1]	(12,977)	(12,999)	(13,195)	(13,302)	(13,377)	(43,482)	(52,873)
Amortization of transaction-related intangibles	(2,199)	(1,872)	(1,538)	(971)	(946)	(8,807)	(5,327)
Other	(788)	—	(5)	—	3	(752)	(2)
Total Segment Expenses[1]	**$330,233**	**$315,577**	**$233,060**	**$315,835**	**$349,266**	**$990,931**	**$1,213,738**
Total Other Income, net (GAAP)	**$135,530**	**$96,628**	**$23,819**	**$144,156**	**$254,857**	**$256,548**	**$519,460**
Reclassification of interest expense[2]	(12,977)	(12,999)	(13,195)	(13,302)	(13,377)	(43,482)	(52,873)
Adjustments related to consolidated funds and VIEs	(1,905)	(3,316)	(4,890)	(227)	657	(3,982)	(7,776)
Gain from remeasurement of tax receivable agreement liability	—	—	—	—	(200,240)	—	(200,240)
Other	(1,252)	67	(201)	113	(13)	(9,072)	(34)
Total Segment Other Income[1]	**$119,396**	**$80,380**	**$5,533**	**$130,740**	**$41,884**	**$200,012**	**$258,537**

(1) For details of Total Segment Revenues, Total Segment Expenses and Total Segment Other Income, refer to slide 19.
(2) For EI presentation purposes, interest income is presented net of interest expense as a component of other income

18

Non-GAAP Measures

APOLLO

- The following table sets forth our total segment revenues for the combined segments

($ in thousands)	4Q'16	1Q'17	2Q'17	3Q'17	4Q'17	FY'16	FY'17
Total Segment Revenues:							
Management fees from related parties	$246,598	$252,053	$266,908	$282,434	$280,920	$977,649	$1,082,315
Advisory and transaction fees from related parties, net	43,966	15,067	23,629	16,209	62,719	147,115	117,624
Carried interest income (loss) from related parties:							
Unrealized	227,901	172,545	(70,525)	285,599	300,946	510,999	688,565
Realized	147,141	186,461	198,791	60,975	202,798	274,887	649,025
Total Carried Interest Income from Related Parties	375,042	359,006	128,266	346,574	503,744	785,886	1,337,590
Total Segment Revenues	**$665,606**	**$626,126**	**$418,803**	**$645,217**	**$847,383**	**$1,910,650**	**$2,537,529**

- The following table sets forth our total segment expenses for the combined segments

($ in thousands)	4Q'16	1Q'17	2Q'17	3Q'17	4Q'17	FY'16	FY'17
Total Segment Expenses:							
Salary, bonus and benefits	$93,194	$94,721	$98,560	$101,007	$99,867	$366,890	$394,155
Equity-based compensation	15,872	16,745	17,566	17,058	16,505	64,468	67,874
Profit sharing expense:							
Unrealized	90,228	59,265	(22,126)	94,446	94,734	179,857	226,319
Realized	58,391	88,723	79,083	35,673	75,359	136,793	278,838
Realized: Equity-based	—	287	1,044	1,326	1,403	—	4,060
Total Profit Sharing Expense	148,619	148,275	58,001	131,445	171,496	316,650	509,217
Non-compensation expenses:							
General, administrative and other	52,658	53,932	53,674	60,928	60,045	218,490	228,579
Placement fees	19,890	1,904	5,259	5,397	1,353	24,433	13,913
Total Non-Compensation Expenses	72,548	55,836	58,933	66,325	61,398	242,923	242,492
Total Segment Expenses	**$330,233**	**$315,577**	**$233,060**	**$315,835**	**$349,266**	**$990,931**	**$1,213,738**

- The following table sets forth our total segment other income for the combined segments

($ in thousands)	4Q'16	1Q'17	2Q'17	3Q'17	4Q'17	FY'16	FY'17
Total Segment Other Income:							
Income from equity method investments	$38,815	$39,214	$17,219	$48,014	$58,504	$102,581	$162,951
Net gains (losses) from investment activities	89,247	34,490	(399)	68,529	(7,846)	138,608	94,774
Net interest loss	(11,714)	(11,988)	(12,067)	(11,509)	(9,420)	(39,019)	(44,984)
Other income (loss), net	3,048	18,664	780	25,706	646	(2,158)	45,796
Total Segment Other Income	**$119,396**	**$80,380**	**$5,533**	**$130,740**	**$41,884**	**$200,012**	**$258,537**

19

Private Equity

APOLLO

($ in thousands, except where noted)	4Q'16	1Q'17	2Q'17	3Q'17	4Q'17	FY'16	FY'17
Management fees from related parties	$79,014	$77,398	$77,275	$76,079	$75,982	$321,995	$306,734
Advisory and transaction fees from related parties, net	41,060	11,772	19,302	10,572	42,417	128,675	84,063
Carried interest income (loss) from related parties:							
Unrealized	232,278	163,619	(98,372)	286,589	290,290	368,807	642,126
Realized	72,182	155,461	136,497	21,859	120,166	82,292	433,983
Total Carried Interest Income from Related Parties	304,460	319,080	38,125	308,448	410,456	451,099	1,076,109
Total Revenues	**424,534**	**408,250**	**134,702**	**395,099**	**528,855**	**901,769**	**1,466,906**
Salary, bonus and benefits	28,293	31,469	30,294	31,467	29,865	124,463	123,095
Equity-based compensation	6,754	7,095	7,704	6,335	6,382	27,549	27,516
Profit sharing expense:							
Unrealized	85,240	55,016	(34,983)	96,992	94,951	114,643	211,976
Realized	36,495	75,252	53,137	17,394	45,786	43,893	191,569
Realized: Equity-based	—	—	462	808	914	—	2,184
Total Profit Sharing Expense	121,735	130,268	18,616	115,194	141,651	158,536	405,729
Non-compensation expenses:							
General, administrative and other	16,923	17,360	16,617	19,699	14,828	71,323	68,504
Placement fees	(112)	134	1,341	2,257	51	2,297	3,783
Total Non-Compensation Expenses	16,811	17,494	17,958	21,956	14,879	73,620	72,287
Total Expenses	**173,593**	**186,326**	**74,572**	**174,952**	**192,777**	**384,168**	**628,627**
Income from equity method investments	25,970	31,728	10,348	39,875	50,425	66,281	132,376
Net gains (losses) from investment activities	7,837	3,396	(100)	7,959	(1,603)	11,379	9,652
Net interest loss	(4,319)	(4,242)	(4,336)	(4,374)	(3,645)	(14,187)	(16,597)
Other income, net	1,330	17,790	781	7,344	384	1,650	26,299
Other Income	**30,818**	**48,672**	**6,693**	**50,804**	**45,561**	**65,123**	**151,730**
Economic Income[1]	**$281,759**	**$270,596**	**$66,823**	**$270,951**	**$381,639**	**$582,724**	**$990,009**
Fee Related Earnings	**$75,161**	**$58,001**	**$49,095**	**$40,574**	**$74,043**	**$253,098**	**$221,713**
AUM *($ in millions)*	43,628	44,573	67,798	70,469	72,432	43,628	72,432
Fee-Generating AUM *($ in millions)*	30,722	30,774	30,011	30,067	29,792	30,722	29,792

(1) FY'17 includes $17.5 million in insurance proceeds received in connection with fees and expenses incurred relating to a legal proceeding, which was recorded in Other income (loss).

20

Credit

APOLLO

($ in thousands, except where noted)	4Q'16	1Q'17	2Q'17	3Q'17	4Q'17	FY'16	FY'17
Management fees from related parties	$151,560	$158,342	$169,856	$187,885	$186,108	$596,709	$702,191
Advisory and transaction fees from related parties, net	2,475	2,556	3,709	4,219	20,249	12,533	30,733
Carried interest income (loss) from related parties:							
Unrealized	(13,446)	6,322	26,921	4,179	13,803	137,274	51,225
Realized	74,331	30,936	57,119	32,131	76,787	180,029	196,973
Total Carried Interest Income from Related Parties	60,885	37,258	84,040	36,310	90,590	317,303	248,198
Total Revenues	**214,920**	**198,156**	**257,605**	**228,414**	**296,947**	**926,545**	**981,122**
Salary, bonus and benefits	57,792	54,882	59,244	59,027	58,439	209,256	231,592
Equity-based compensation	8,491	9,102	9,228	9,925	9,198	34,185	37,453
Profit sharing expense:							
Unrealized	1,386	2,215	12,927	2,266	860	63,012	18,268
Realized	21,951	13,445	23,080	14,643	26,633	84,715	77,801
Realized: Equity-based	—	287	582	518	489	—	1,876
Total Profit Sharing Expense	23,337	15,947	36,589	17,427	27,982	147,727	97,945
Non-compensation expenses:							
General, administrative and other	30,446	32,090	31,760	35,709	39,815	125,639	139,374
Placement fees	19,934	1,770	3,918	3,140	1,302	22,047	10,130
Total Non-Compensation Expenses	50,380	33,860	35,678	38,849	41,117	147,686	149,504
Total Expenses	**140,000**	**113,791**	**140,739**	**125,228**	**136,736**	**538,854**	**516,494**
Income from equity method investments	11,466	6,483	5,856	8,222	7,157	33,290	27,718
Net gains (losses) from investment activities	81,410	31,094	(299)	60,570	(6,230)	127,229	85,135
Net interest loss	(6,127)	(6,522)	(6,484)	(5,972)	(4,731)	(20,669)	(23,709)
Other income (loss), net	1,012	811	(241)	16,318	149	(4,500)	17,037
Other Income (Loss)	**87,761**	**31,866**	**(1,168)**	**79,138**	**(3,655)**	**135,350**	**106,181**
Non-Controlling Interest	(2,394)	(934)	(559)	(1,751)	(1,135)	(7,464)	(4,379)
Economic Income[(1)]	**$160,287**	**$115,297**	**$115,139**	**$180,573**	**$155,421**	**$515,577**	**$566,430**
Fee Related Earnings	**$51,929**	**$72,212**	**$85,052**	**$115,716**	**$111,211**	**$266,340**	**$384,191**
AUM *($ in millions)*	136,607	140,932	151,033	157,925	164,113	136,607	164,113
Fee-Generating AUM *($ in millions)*	111,781	114,914	121,271	126,907	130,150	111,781	130,150

(1) FY'16 includes a $7.7 million reversal of previously accrued carried interest income.

21

Real Assets

($ in thousands, except where noted)	4Q'16	1Q'17	2Q'17	3Q'17	4Q'17	FY'16	FY'17
Management fees from related parties	$16,024	$16,313	$19,777	$18,470	$18,830	$58,945	$73,390
Advisory and transaction fees from related parties, net	431	739	618	1,418	53	5,907	2,828
Carried interest income (loss) from related parties:							
Unrealized	9,069	2,604	926	(5,169)	(3,147)	4,918	(4,786)
Realized	628	64	5,175	6,985	5,845	12,566	18,069
Total Carried Interest Income from Related Parties	9,697	2,668	6,101	1,816	2,698	17,484	13,283
Total Revenues	**26,152**	**19,720**	**26,496**	**21,704**	**21,581**	**82,336**	**89,501**
Salary, bonus and benefits	7,109	8,370	9,022	10,513	11,563	33,171	39,468
Equity-based compensation	627	548	634	798	925	2,734	2,905
Profit sharing expense:							
Unrealized	3,602	2,034	(70)	(4,812)	(1,077)	2,202	(3,925)
Realized	(55)	26	2,866	3,636	2,940	8,185	9,468
Total Profit Sharing Expense	3,547	2,060	2,796	(1,176)	1,863	10,387	5,543
Non-compensation expenses:							
General, administrative and other	5,289	4,482	5,297	5,520	5,402	21,528	20,701
Placement fees	68	—	—	—	—	89	—
Total Non-Compensation Expenses	5,357	4,482	5,297	5,520	5,402	21,617	20,701
Total Expenses	**16,640**	**15,460**	**17,749**	**15,655**	**19,753**	**67,909**	**68,617**
Income (loss) from equity method investments	1,379	1,003	1,015	(83)	922	3,010	2,857
Net losses from investment activities	—	—	—	—	(13)	—	(13)
Net interest loss	(1,268)	(1,224)	(1,247)	(1,163)	(1,044)	(4,163)	(4,678)
Other income, net	706	63	240	2,044	113	692	2,460
Other Income (Loss)	**817**	**(158)**	**8**	**798**	**(22)**	**(461)**	**626**
Economic Income	**$10,329**	**$4,102**	**$8,755**	**$6,847**	**$1,806**	**$13,966**	**$21,510**
Fee Related Earnings	**$4,375**	**$4,262**	**$6,317**	**$5,899**	**$2,031**	**$10,436**	**$18,509**
AUM *($ in millions)*	11,453	11,961	13,009	13,171	12,383	11,453	12,383
Fee-Generating AUM *($ in millions)*	8,295	8,466	9,672	9,284	9,023	8,295	9,023

22

Reconciliation of GAAP Net Income Per Class A Share to Non-GAAP Per Share Measures

APOLLO

($ in thousands, except share data)	4Q'16	1Q'17	2Q'17	3Q'17	4Q'17	FY'16	FY'17
Net Income Attributable to Apollo Global Management, LLC Class A Shareholders	**$166,967**	**$145,196**	**$86,908**	**$198,569**	**$184,893**	**$402,850**	**$615,566**
Distributions declared on Class A shares	(64,911)	(84,215)	(94,451)	(100,641)	(75,571)	(230,713)	(354,878)
Distribution on participating securities	(2,103)	(2,859)	(3,295)	(3,265)	(2,403)	(8,396)	(11,822)
Earnings allocable to participating securities	(3,337)	(2,264)	—	(3,218)	(3,599)	(6,430)	(8,828)
Undistributed income (loss) attributable to Class A shareholders: Basic	$96,616	$55,858	($10,838)	$91,445	$103,320	$157,311	$240,038
GAAP weighted average number of Class A shares outstanding: Basic	185,146,949	186,537,367	190,591,756	192,882,082	193,609,614	183,998,080	190,931,743
GAAP Net Income per Class A Share under the Two-Class Method: Basic	***$0.87***	***$0.75***	***$0.44***	***$1.00***	***$0.92***	***$2.11***	***$3.12***
Distributed Income	*$0.35*	*$0.45*	*$0.49*	*$0.52*	*$0.39*	*$1.25*	*$1.85*
Undistributed Income (Loss)	*$0.52*	*$0.30*	*($0.05)*	*$0.48*	*$0.53*	*$0.86*	*$1.27*
Net Income Attributable to Apollo Global Management, LLC Class A Shareholders	**$166,967**	**$145,196**	**$86,908**	**$198,569**	**$184,893**	**$402,850**	**$615,566**
Net Income Attributable to Apollo Global Management, LLC Class A Shareholders to Income Before Income Tax Provision Differences[1]	255,579	248,995	105,257	252,336	547,430	658,164	1,154,018
Income Before Income Tax Provision	**$422,546**	**$394,191**	**$192,165**	**$450,905**	**$732,323**	**$1,061,014**	**$1,769,584**
Income Before Income Tax Provision to Economic Income Differences[1]	29,829	(4,196)	(1,448)	7,466	(193,457)	51,253	(191,635)
Economic Income	**$452,375**	**$389,995**	**$190,717**	**$458,371**	**$538,866**	**$1,112,267**	**$1,577,949**
Income tax provision on Economic Income	(58,269)	(58,372)	(2,397)	(22,356)	(44,155)	(165,522)	(127,280)
Preferred distributions	—	—	(4,772)	(4,383)	(4,383)	—	(13,538)
Economic Net Income	**$394,106**	**$331,623**	**$183,548**	**$431,632**	**$490,328**	**$946,745**	**$1,437,131**
Weighted Average Economic Net Income Shares Outstanding[2]	401,371,668	403,132,323	402,955,548	403,015,923	403,097,024	401,464,645	403,048,568
Economic Net Income per Share	*$0.98*	*$0.82*	*$0.46*	*$1.07*	*$1.22*	*$2.36*	*$3.57*
Economic Net Income to Fee Related Earnings Differences[1]	(262,641)	(197,148)	(43,084)	(269,443)	(303,043)	(416,871)	(812,718)
Fee Related Earnings	**$131,465**	**$134,475**	**$140,464**	**$162,189**	**$187,285**	**$529,874**	**$624,413**
Distributable Earnings Shares Outstanding	409,974,049	409,150,111	409,441,046	409,232,208	409,373,371	409,974,049	409,373,371
Fee Related Earnings per Share	*$0.32*	*$0.33*	*$0.34*	*$0.40*	*$0.46*	*$1.29*	*$1.53*
Fee Related Earnings to Distributable Earnings Differences[1]	94,761	105,130	117,242	22,942	140,275	118,058	385,589
Distributable Earnings	**$226,226**	**$239,605**	**$257,706**	**$185,131**	**$327,560**	**$647,932**	**$1,010,002**
Taxes and Related Payables	(289)	(6,348)	(6,724)	(7,272)	(5,993)	(9,635)	(26,337)
Preferred distributions	—	—	(4,772)	(4,383)	(4,383)	—	(13,538)
Distributable Earnings After Taxes and Related Payables	**$225,937**	**$233,257**	**$246,210**	**$173,476**	**$317,184**	**$638,297**	**$970,127**
Distributable Earnings Shares Outstanding[2]	409,974,049	409,150,111	409,441,046	409,232,208	409,373,371	409,974,049	409,373,371
Distributable Earnings per Share of Common & Equivalent	*$0.55*	*$0.57*	*$0.60*	*$0.42*	*$0.77*	*$1.56*	*$2.37*

(1) See page 5 for reconciliation of Net Income Attributable to Apollo Global Management, LLC Class A Shareholders, Income Before Income Tax (Provision) Benefit, Economic Net Income, Fee Related Earnings and Distributable Earnings.
(2) See page 26 for reconciliation of GAAP Class A shares outstanding to non-GAAP shares outstanding.

23

Walkdown of Non-GAAP Measures

APOLLO

($ in thousands, except per share data)

	4Q'17		YTD'17	
	Results	Per Share	Results	Per Share
Management fees	$280,920		$1,082,315	
Advisory and transaction fees from related parties, net	62,719		117,624	
Carried interest income from related parties[(1)]	5,030		17,666	
Salary, bonus and benefits	(99,867)		(394,155)	
Non-compensation expenses	(61,398)		(242,492)	
Other income attributable to Fee Related Earnings[(2)]	1,016		47,834	
Non-Controlling Interest	(1,135)		(4,379)	
Fee Related Earnings	**$187,285**	**$0.46**	**$624,413**	**$1.53**
Net realized carried interest income	122,409		352,521	
Non-cash revenues	(842)		(3,369)	
Realized income from equity method investments	25,809		68,242	
Net interest loss	(9,420)		(44,984)	
Depreciation and amortization	2,319		13,179	
Taxes and related payables	(5,993)		(26,337)	
Preferred distributions	(4,383)		(13,538)	
Distributable Earnings After Taxes and Related Payables	**$317,184**	**$0.77**	**$970,127**	**$2.37**
Taxes and related payables	5,993		26,337	
Net unrealized carried interest income	206,212		462,246	
Non-cash revenues	842		3,369	
Unrealized income from equity method investments	32,695		94,709	
Unrealized (gains) losses from investment activities	(7,846)		94,774	
Equity-based compensation	(16,505)		(67,874)	
Equity-based profit sharing expense	(1,403)		(4,060)	
Depreciation and amortization and other	(2,689)		(15,217)	
Income tax provision on Economic Income	(44,155)		(127,280)	
Economic Net Income	**$490,328**	**$1.22**	**$1,437,131**	**$3.57**

Side labels: Fee Related Earnings; Distributable Earnings After Taxes and Related Payables; Economic Net Income

(1) Represents carried interest income from a publicly traded business development company we manage.

(2) FY'17 includes $19.0 million in proceeds received in connection with the Company's early termination of a lease and $17.5 million in insurance proceeds received in connection with fees and expenses relating to a legal proceeding. The lease termination and insurance proceeds were recorded in Other income (loss).

24

Shareholder Distribution

APOLLO

- Generated $0.77 of Distributable Earnings After Taxes and Related Payables per Share of Common & Equivalent during the quarter
- Apollo declared a quarterly distribution of $0.66 per Class A share to holders of record as of February 21, 2018, which is payable on February 28, 2018

($ in thousands, except per share data)	4Q'16	3Q'17	4Q'17	FY'16	FY'17
Distributable Earnings	**$226,226**	**$185,131**	**$327,560**	**$647,932**	**$1,010,002**
Taxes and Related Payables	(289)	(7,272)	(5,993)	(9,635)	(26,337)
Preferred Distributions	—	(4,383)	(4,383)	—	(13,538)
DE After Taxes and Related Payables	**$225,937**	**$173,476**	**$317,184**	**$638,297**	**$970,127**
Add Back: Taxes & Related Payables Attributable to Common & Equivalents	101	4,706	4,122	110	18,213
DE Before Certain Payables[1]	226,038	178,182	321,306	638,407	988,340
Percent to Common & Equivalents	47%	49%	49%	47%	49%
DE Before Other Payables Attributable to Common & Equivalents	107,246	87,078	158,257	302,899	486,799
Less: Taxes & Related Payables Attributable to Common & Equivalents	(101)	(4,706)	(4,122)	(110)	(18,213)
DE Attributable to Common & Equivalents	**$107,145**	**$82,372**	**$154,135**	**$302,789**	**$468,586**
Per Share of Common & Equivalent[2]	***$0.55***	***$0.42***	***$0.77***	***$1.56***	***$2.37***
Retained Capital per Share of Common & Equivalent[2][3]	*(0.10)*	*(0.03)*	*(0.11)*	*(0.14)*	*(0.31)*
Net Distribution per Share of Common & Equivalent[2]	***$0.45***	***$0.39***	***$0.66***	***$1.42***	***$2.06***
Payout Ratio	*82%*	*93%*	*86%*	*91%*	*87%*

(1) DE Before Certain Payables represents Distributable Earnings before the deduction for estimated current corporate taxes and the amounts payable under Apollo's tax receivable agreement.

(2) Per share calculations are based on end of period Distributable Earnings Shares Outstanding, which consist of total Class A shares outstanding, Apollo Operating Group Units and RSUs that participate in distributions (collectively referred to as "common & equivalents"). See page 26 for the share reconciliation.

(3) Retained capital is withheld pro-rata from common and equivalent holders and Apollo Operating Group ("AOG") unitholders.

25

4Q'16 1Q'17 2Q'17 3Q'17 4Q'17 FY'16 FY'17 Total GAAP Weighted-Average Class A Shares Outstanding: Basic 185,146,949 186,537,367 190,591,756 192,882,082 193,609,614 183,998,080 190,931,743 Non-GAAP Adjustments: Apollo Operating Group Units 215,569,749 215,286,909 211,895,190 209,522,593 208,827,733 215,917,462 211,360,975 RSUs 581,473 1,233,685 224,100 210,642 180,636 1,466,803 454,929 Restricted shares 73,497 74,362 244,502 400,606 479,041 82,300 300,921 Weighted-Average Economic Net Income Shares Outstanding 401,371,668 403,132,323 402,955,548 403,015,923 403,097,024 401,464,645 403,048,568 4Q'16 1Q'17 2Q'17 3Q'17 4Q'17 Total GAAP Class A Shares Outstanding 185,460,294 187,644,092 192,756,044 193,540,853 195,267,669 Non-GAAP Adjustments: Apollo Operating Group Units 215,457,239 214,957,239 210,024,821 209,239,821 207,739,821 Vested RSUs 2,752,455 425,736 415,218 326,344 2,802,277 Economic Net Income Shares Outstanding 403,669,988 403,027,067 403,196,083 403,107,018 405,809,767 Unvested RSUs Eligible for Distribution Equivalents 6,304,061 6,123,044 6,244,963 6,125,190 3,563,604 Distributable Earnings Shares Outstanding 409,974,049 409,150,111 409,441,046 409,232,208 409,373,371 Share Reconciliation 26

Unaudited Supplemental Presentation of Statement of Financial Condition

APOLLO

($ in thousands)	Apollo Global Management, LLC and Consolidated Subsidiaries[1]	Consolidated Funds and VIEs	Eliminations	Consolidated
	As of December 31, 2017			
Assets:				
Cash and cash equivalents	$751,252	$—	$—	$751,252
Cash and cash equivalents held at consolidated funds	—	21	—	21
Restricted cash	3,875	—	—	3,875
U.S. Treasury securities, at fair value	364,649	—	—	364,649
Investments	1,806,377	854	(76,327)	1,730,904
Assets of consolidated variable interest entities	—	1,328,908	(322)	1,328,586
Carried interest receivable	1,873,841	—	(1,735)	1,872,106
Due from related parties	263,572	—	(984)	262,588
Deferred tax assets	337,638	—	—	337,638
Other assets	232,045	5	(293)	231,757
Goodwill	88,852	—	—	88,852
Intangible assets, net	18,842	—	—	18,842
Total Assets	$5,740,943	$1,329,788	($79,661)	$6,991,070
Liabilities and Shareholders' Equity				
Liabilities:				
Accounts payable and accrued expenses	$68,873	$—	$—	$68,873
Accrued compensation and benefits	62,474	—	—	62,474
Deferred revenue	128,146	—	—	128,146
Due to related parties	428,013	—	—	428,013
Profit sharing payable	752,276	—	—	752,276
Debt	1,362,402	—	—	1,362,402
Liabilities of consolidated variable interest entities	—	1,167,905	(50,184)	1,117,721
Other liabilities	173,369	—	—	173,369
Total Liabilities	2,975,553	1,167,905	(50,184)	4,093,274
Shareholders' Equity:				
Apollo Global Management, LLC shareholders' equity:				
Preferred shares	264,398	—	—	264,398
Additional paid in capital	1,579,797	—	—	1,579,797
Accumulated deficit	(379,461)	9,037	(9,036)	(379,460)
Accumulated other comprehensive income (loss)	(1,878)	(381)	450	(1,809)
Total Apollo Global Management, LLC shareholders' equity	1,462,856	8,656	(8,586)	1,462,926
Non-Controlling Interests in consolidated entities	7,750	153,227	(20,891)	140,086
Non-Controlling Interests in Apollo Operating Group	1,294,784	—	—	1,294,784
Total Shareholders' Equity	2,765,390	161,883	(29,477)	2,897,796
Total Liabilities and Shareholders' Equity	$5,740,943	$1,329,788	($79,661)	$6,991,070

(1) Represents amounts of the total combined segments.

27

Investment Records as of December 31, 2017

APOLLO

Drawdown

($ in millions)	Vintage Year[1]	Total AUM	Committed Capital	Total Invested Capital[1]	Realized Value[1]	Remaining Cost[1]	Unrealized Value[1]	Total Value[1]	As of December 31, 2017 Gross IRR[1]	As of December 31, 2017 Net IRR[1]
Private Equity:										
Fund IX	N/A	$24,729	$24,729	$—	$—	$—	$—	$—	—%	—%
Fund VIII	2013	23,293	18,377	13,106	3,466	11,001	17,211	20,677	33	23
Fund VII	2008	5,700	14,677	16,198	30,201	3,390	3,413	33,614	34	26
Fund VI	2006	3,222	10,136	12,457	18,646	2,861	2,598	21,244	12	9
Fund V	2001	292	3,742	5,192	12,711	124	36	12,747	61	44
Funds I, II, III, IV & MIA[3]	Various	14	7,320	8,753	17,400	—	—	17,400	39	26
Traditional Private Equity Funds[4]		*$57,250*	*$78,981*	*$55,706*	*$82,424*	*$17,376*	*$23,258*	*$105,682*	*39%*	*25%*
ANRP II	2016	3,530	3,454	1,139	574	878	1,134	1,708	54	31
ANRP I	2012	1,179	1,323	1,098	674	726	894	1,568	13	9
AION	2013	747	826	407	191	261	341	532	17	6
Total Private Equity[9]		**$62,706**	**$84,584**	**$58,350**	**$83,863**	**$19,241**	**$25,627**	**$109,490**		
Credit:										
Credit Opportunity Funds										
COF III	2014	$3,006	$3,426	$5,007	$3,088	$2,162	$2,000	$5,088	1%	(1)%
COF I & II[14]	2008	402	3,068	3,787	7,445	95	122	7,567	23	20
European Principal Finance Funds										
EPF III[5]	2017	4,527	4,613	337	—	337	344	344	NM[2]	NM[2]
EPF I & II[5][14]	Various	3,432	5,065	5,825	6,368	1,861	2,515	8,883	21	14
Structured Credit Funds										
FCI III	2017	2,520	1,906	1,562	220	1,434	1,688	1,908	NM[2]	NM[2]
FCI I & II[14]	Various	3,591	2,114	3,604	2,071	2,544	2,608	4,679	14	10
SCRF IV[12]	2017	1,373	1,587	527	21	405	502	523	NM[2]	NM[2]
SCRF I, II & III[12][14]	Various	5	1,460	2,817	3,313	—	—	3,313	22	17
Other Drawdown Funds & SIAs[6]	Various	6,932	9,514	9,412	9,063	2,527	2,407	11,470	9	7
Total Credit[10]		**$25,788**	**$32,753**	**$32,878**	**$31,589**	**$11,365**	**$12,186**	**$43,775**		
Real Assets:										
U.S. RE Fund II[7]	2016	$915	$863	$552	$207	$447	$529	$736	20%	18%
U.S. RE Fund I[7]	2012	443	654	636	659	242	282	941	15	12
AGRE Debt Fund I[13]	2011	1,173	2,091	2,087	1,457	871	835	2,292	9	7
CPI Funds[8]	Various	409	5,049	2,594	2,663	259	68	2,731	14	11
Asia RE Fund[7]	2017	592	588	244	15	235	256	271	NM[2]	NM[2]
Total Real Assets[11]		**$3,532**	**$9,245**	**$6,113**	**$5,001**	**$2,054**	**$1,970**	**$6,971**		

Note: The Drawdown funds included in the investment record table above have greater than $500 million of AUM and/or form part of a flagship series of funds. The SIAs included in the investment record table above have greater than $200 million of AUM and do not predominantly invest in other Apollo funds or SIAs. Footnotes to the above table appear on page 29.

28

Investment Records – Notes (1) Refer to the definitions of Vintage Year, Total Invested Capital, Realized Value, Remaining Cost, Unrealized Value, Total Value, Gross IRR and Net IRR in the non-GAAP financial information & definitions section of this presentation. (2) Returns have not been presented as the fund commenced investing capital less than 24 months prior to the period indicated and therefore such return information was deemed not meaningful. (3) The general partners and managers of Funds I, II and MIA, as well as the general partner of Fund III, were excluded assets in connection with the 2007 Reorganization. As a result, Apollo did not receive the economics associated with these entities. The investment performance of these funds, combined with Fund IV, is presented to illustrate fund performance associated with Apollo’s Managing Partners and other investment professionals. (4) Total IRR is calculated based on total cash flows for all funds presented. (5) Funds are denominated in Euros and historical figures are translated into U.S. dollars at an exchange rate of €1.00 to $1.20 as of December 31, 2017. (6) Amounts presented have been aggregated for (i) Drawdown funds with AUM greater than $500 million that do not form part of a flagship series of funds and (ii) SIAs with AUM greater than $200 million that do not predominantly invest in other Apollo funds or SIAs. Certain SIAs’ historical figures are denominated in Euros and translated into U.S. dollars at an exchange rate of €1.00 to $1.20 as of December 31, 2017. Additionally, certain SIAs totaling $1.7 billion of AUM have been excluded from Total Invested Capital, Realized Value, Remaining Cost, Unrealized Value and Total Value. These SIAs have an open ended life and a significant turnover in their portfolio assets due to the ability to recycle capital. These SIAs had $10.3 billion of Total Invested Capital through December 31, 2017. (7) U.S. RE Fund I, U.S. RE Fund II and Asia RE Fund had $159 million, $390 million and $245 million of co-investment commitments raised as of December 31, 2017, respectively, which are included in the figures in the table. A co-invest entity within U.S. RE Fund I is denominated in GBP and translated into U.S. dollars at an exchange rate of £1.00 to $1.35 as of December 31, 2017. (8) As part of the acquisition of Citi Property Investors (“CPI”), Apollo acquired general partner interests in fully invested funds. CPI Funds refers to CPI Capital Partners North America, CPI Capital Partners Asia Pacific, CPI Capital Partners Europe and other CPI funds or individual investments of which Apollo is not the general partner or manager and only receives fees pursuant to either a sub-advisory agreement or an investment management and administrative agreement. For CPI Capital Partners North America, CPI Capital Partners Asia Pacific and CPI Capital Partners Europe, the gross and net IRRs are presented in the investment record table since acquisition on November 12, 2010. The aggregate net IRR for these funds from their inception to December 31, 2017 was (2)%. This net IRR was primarily achieved during a period in which Apollo did not make the initial investment decisions and Apollo only became the general partner or manager of these funds upon completing the acquisition on November 12, 2010. (9) Private equity co-investment vehicles, and funds with AUM less than $500 million have been excluded. These co-investment vehicles and funds had $9.7 billion of aggregate AUM as of December 31, 2017. (10) Certain credit funds and SIAs with AUM less than $500 million and $200 million, respectively, have been excluded. These funds and SIAs had $2.7 billion of aggregate AUM as of December 31, 2017. (11) Certain accounts owned by or related to Athene, certain co-investment vehicles and certain funds with AUM less than $500 million have been excluded. These accounts, co-investment vehicles and funds had $4.5 billion of aggregate AUM as of December 31, 2017. (12) Remaining cost for certain of our credit funds may include physical cash called, invested or reserved for certain levered investments. (13) The investor in this U.S. Dollar denominated fund has chosen to make contributions and receive distributions in the local currency of each underlying investment. As a result, Apollo has not entered into foreign currency hedges for this fund and the returns presented include the impact of foreign currency gains or losses. The investor’s gross and net IRR, before the impact of foreign currency gains or losses, from the fund’s inception to December 31, 2017 was 10% and 9%, respectively. (14) The individual gross and net IRRs for the following funds are: COF I (gross: 30%, net: 27%), COF II (gross: 14%, net: 11%), EPF I (gross: 23%, net: 17%), EPF II (gross: 19%, net: 12%), FCI I (gross: 15%, net: 11%), FCI II (gross: 13%, net: 9%), SCRF I (gross: 33%, net: 26%), SCRF II (gross: 15%, net: 12%) and SCRF III (gross: 17%, net: 13%). 29

Investment Records as of December 31, 2017

APOLLO

Liquid/Performing

($ in millions)	Vintage Year	Total AUM	Net Returns 4Q'17	Net Returns FY'17	Net Returns 4Q'16	Net Returns FY'16
Credit:						
Hedge Funds[1]	Various	$6,643	2%	5%	2%	11%
CLOs[2]	Various	12,218	1	4	2	9
SIAs / Other	Various	24,445	1	7	1	9
Total		**$43,306**				

Permanent Capital Vehicles

($ in millions)	IPO Year[4]	Total AUM	Total Returns[3] 4Q'17	Total Returns[3] FY'17	Total Returns[3] 4Q'16	Total Returns[3] FY'16
Credit:						
MidCap[5]	N/A	$8,138	3%	12%	3%	10%
AIF	2013	390	(1)	10	3	23
AFT	2011	428	(1)	—	5	24
AINV[6]	2004	4,476	(5)	(7)	4	26
Real Assets:						
ARI[7]	2009	4,151	4%	22%	4%	8%
Total		**$17,583**				

Note: The above tables summarize the investment record for our Liquid/Performing and Permanent Capital Vehicles as defined in the non-GAAP financial information & definitions section of this presentation (excluding Athene Non-Sub-Advised, which refers to that portion of Athene's assets which are managed or advised by Apollo but not sub-advised by Apollo or invested in funds and or investment vehicles managed by Apollo, and Athora Non-Sub-Advised, which refers to that portion of Athora's assets which are managed or advised by Apollo but not sub-advised by Apollo or invested in funds and or investment vehicles managed by Apollo). All amounts are as of December 31, 2017, unless otherwise noted. Footnotes to the above tables appear on page 31.

30

Investment Records – Notes (1) Hedge funds primarily includes Apollo Credit Strategies Master Fund Ltd. and Apollo Credit Master Fund Ltd. (2) CLO returns are calculated based on gross return on invested assets, which excludes cash. Included within Total AUM of CLOs is $1.3 billion of AUM related to a standalone, self- managed asset management business established in connection with risk-retention rules, from which Apollo earns investment-related service fees, but for which Apollo does not provide management or advisory services. CLO returns exclude performance related to this AUM. (3) Total returns are based on the change in closing trading prices during the respective periods presented taking into account dividends and distributions, if any, as if they were reinvested without regard to commission. (4) An initial public offering (“IPO”) year represents the year in which the vehicle commenced trading on a national securities exchange. (5) MidCap is not a publicly traded vehicle and therefore IPO year is not applicable. The returns presented are a gross return based on NAV. The net returns based on NAV were 2%, 8%, 2% and 6% for 4Q'17, FY’17, 4Q'16, and FY’16, respectively. Gross and net return are defined in the non-GAAP financial information and definitions section of this presentation. (6) All amounts are as of September 30, 2017 except for total returns. Refer to www.apolloic.com for the most recent financial information on AINV. The information contained on AINV’s website is not part of this presentation. Included within Total AUM of AINV is $1.8 billion of AUM related to a non-traded business development company from which Apollo earns investment-related service fees, but for which Apollo does not provide management or advisory services. Net returns exclude performance related to this AUM. (7) Amounts are as of September 30, 2017. Refer to www.apolloreit.com for the most recent financial information on ARI. The information contained on ARI’s website is not part of this presentation. 31

Non-GAAP Financial Information & Definitions Apollo discloses the following financial measures that are calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles in the United States of America (“Non-GAAP”): ▪ “Economic Income”, or “EI”, as well as “Economic Net Income”, or “ENI”, are key performance measures used by management in evaluating the performance of Apollo’s private equity, credit and real assets segments. Management uses these performance measures in making key operating decisions such as the following: • Decisions related to the allocation of resources such as staffing decisions including hiring and locations for deployment of the new hires; • Decisions related to capital deployment such as providing capital to facilitate growth for the business and/or to facilitate expansion into new businesses; and • Decisions related to expenses, such as determining annual discretionary bonuses and equity-based compensation awards to its employees. With respect to compensation, management seeks to align the interests of certain professionals and selected other individuals with those of the investors in the funds and those of Apollo’s shareholders by providing such individuals a profit sharing interest in the carried interest income earned in relation to the funds. To achieve that objective, a certain amount of compensation is based on Apollo’s performance and growth for the year. ▪ EI represents segment income (loss) before income tax provision excluding transaction-related charges arising from the 2007 private placement, and any acquisitions. Transaction-related charges includes equity-based compensation charges, the amortization of intangible assets, contingent consideration and certain other charges associated with acquisitions. In addition, EI excludes non-cash revenue and expense related to equity awards granted by unconsolidated related parties to employees of the Company, compensation and administrative related expense reimbursements, as well as the assets, liabilities and operating results of the funds and VIEs that are included in the consolidated financial statements. We believe the exclusion of the non- cash charges related to the 2007 Reorganization for equity-based compensation provides investors with a meaningful indication of our performance because these charges relate to the equity portion of our capital structure and not our core operating performance. EI also excludes impacts of the remeasurement of the tax receivable agreement which arises from changes in the associated deferred tax balance, including the impacts related to the Tax Cuts & Jobs Act enacted on December 22, 2017 (the “TCJA”). ▪ ENI represents EI adjusted to reflect income tax provision on EI that has been calculated assuming that all income is allocated to Apollo Global Management, LLC, which would occur following an exchange of all AOG Units for Class A shares of Apollo Global Management, LLC. ENI excludes the impacts of the remeasurement of deferred tax assets and liabilities which arises from changes in estimated future tax rates, including impacts related to the TCJA. The economic assumptions and methodologies that impact the implied income tax provision are similar to those methodologies and certain assumptions used in calculating the income tax provision for Apollo’s consolidated statements of operations under U.S. GAAP. ENI is net of preferred distributions, if any, to Series A Preferred shareholders. Management believes that excluding the remeasurement of the tax receivable agreement and deferred taxes from EI and ENI, respectively, is meaningful as it increases comparability between periods. Remeasurement of the tax receivable agreement and deferred taxes are estimates and may change due to changes in interpretations and assumptions based on additional guidance that may be issued pertaining to the TCJA. ▪ Fee Related Earnings, or “FRE”, is derived from our segment reported results and refers to a component of EI that is used as a supplemental performance measure to assess whether revenues that we believe are generally more stable and predictable in nature, primarily consisting of management fees, are sufficient to cover associated operating expenses and generate profits. FRE is the sum across all segments of (i) management fees, (ii) advisory and transaction fees, (iii) carried interest income earned from a publicly traded business development company we manage and (iv) other income, net, less (y) salary, bonus and benefits, excluding equity-based compensation and (z) other associated operating expenses. ▪ “Distributable Earnings”, or “DE”, as well as “DE After Taxes and Related Payables” are derived from Apollo’s segment reported results, and are supplemental measures to assess performance and amount of earnings available for distribution to Class A shareholders, holders of RSUs that participate in distributions and holders of AOG Units. DE represents the amount of net realized earnings without the effects of the consolidation of any of the related funds. DE, which is a component of EI, is the sum across all segments of (i) total management fees and advisory and transaction fees, (ii) other income (loss), (iii) realized carried interest income, and (iv) realized investment income, less (x) compensation expense, excluding the expense related to equity-based awards, (y) realized profit sharing expense, and (z) non-compensation expenses, excluding depreciation and amortization expense. DE After Taxes and Related Payables represents DE less estimated current corporate, local and non-U.S. taxes as well as the payable under Apollo’s tax receivable agreement. DE After Taxes and Related Payables is net of preferred distributions, if any, to Series A Preferred shareholders. 32

Non-GAAP Financial Information & Definitions Cont’d ▪ “Assets Under Management”, or “AUM”, refers to the assets of the funds, partnerships and accounts to which we provide investment management, advisory, or certain other investment-related services, including, without limitation, capital that such funds, partnerships and accounts have the right to call from investors pursuant to capital commitments. Our AUM equals the sum of: i) the fair value of the investments of the private equity funds, partnerships and accounts we manage or advise plus the capital that such funds, partnerships and accounts are entitled to call from investors pursuant to capital commitments; ii) the net asset value, or “NAV,” of the credit funds, partnerships and accounts for which we provide investment management or advisory services, other than certain collateralized loan obligations (“CLOs”) and collateralized debt obligations (“CDOs”), which have a fee-generating basis other than the mark-to-market value of the underlying assets, plus used or available leverage and/or capital commitments; iii) the gross asset value or net asset value of the real assets funds, partnerships and accounts we manage, and the structured portfolio company investments of the funds, partnerships and accounts we manage or advise, which includes the leverage used by such structured portfolio company investments; iv) the incremental value associated with the reinsurance investments of the portfolio company assets we manage or advise; and v) the fair value of any other assets that we manage or advise for the funds, partnerships and accounts to which we provide investment management, advisory, or certain other investment-related services, plus unused credit facilities, including capital commitments to such funds, partnerships and accounts for investments that may require pre-qualification or other conditions before investment plus any other capital commitments to such funds, partnerships and accounts available for investment that are not otherwise included in the clauses above. Our AUM measure includes Assets Under Management for which we charge either nominal or zero fees. Our AUM measure also includes assets for which we do not have investment discretion, including certain assets for which we earn only investment-related service fees, rather than management or advisory fees. Our definition of AUM is not based on any definition of Assets Under Management contained in our operating agreement or in any of our Apollo fund management agreements. We consider multiple factors for determining what should be included in our definition of AUM. Such factors include but are not limited to (1) our ability to influence the investment decisions for existing and available assets; (2) our ability to generate income from the underlying assets in our funds; and (3) the AUM measures that we use internally or believe are used by other investment managers. Given the differences in the investment strategies and structures among other alternative investment managers, our calculation of AUM may differ from the calculations employed by other investment managers and, as a result, this measure may not be directly comparable to similar measures presented by other investment managers. Our calculation also differs from the manner in which our affiliates registered with the SEC report “Regulatory Assets Under Management” on Form ADV and Form PF in various ways. We use AUM, Capital Deployed and Dry Powder as performance measurements of our investment activities, as well as to monitor fund size in relation to professional resource and infrastructure needs. • “AUM with Future Management Fee Potential” refers to the committed uninvested capital portion of total AUM not currently earning management fees. The amount depends on the specific terms and conditions of each fund. • “Fee-Generating AUM” consists of assets of the funds, partnerships and accounts to which we provide investment management, advisory, or certain other investment-related services and on which we earn management fees, monitoring fees or other investment-related fees pursuant to management or other fee agreements on a basis that varies among the Apollo funds, partnerships and accounts. Management fees are normally based on “net asset value,” “gross assets,” “adjusted par asset value,” “adjusted cost of all unrealized portfolio investments,” “capital commitments,” “adjusted assets,” “stockholders’ equity,” “invested capital” or “capital contributions,” each as defined in the applicable management agreement. Monitoring fees, also referred to as advisory fees, with respect to the structured portfolio company investments of the funds, partnerships and accounts we manage or advise, are generally based on the total value of such structured portfolio company investments, which normally includes leverage, less any portion of such total value that is already considered in Fee-Generating AUM. ▪ “Carry-Eligible AUM” refers to the AUM that may eventually produce carried interest income. All funds for which we are entitled to receive a carried interest income allocation are included in Carry-Eligible AUM, which consists of the following: ▪ “Carry-Generating AUM”, which refers to invested capital of the funds, partnerships and accounts we manage, advise, or to which we provide certain other investment-related services, that is currently above its hurdle rate or preferred return, and profit of such funds, partnerships and accounts is being allocated to the general partner in accordance with the applicable limited partnership agreements or other governing agreements; ▪ “AUM Not Currently Generating Carry”, which refers to invested capital of the funds, partnerships and accounts we manage, advise, or to which we provide certain other investment-related services that is currently below its hurdle rate or preferred return; and ▪ “Uninvested Carry-Eligible AUM”, which refers to capital of the funds, partnerships and accounts we manage, advise, or to which we provide certain other investment-related services that is available for investment or reinvestment subject to the provisions of applicable limited partnership agreements or other governing agreements, which capital is not currently part of the NAV or fair value of investments that may eventually produce carried interest income allocable to the general partner. 33

Non-GAAP Financial Information & Definitions Cont’d ▪ “Advisory” refers to certain assets advised by Apollo Asset Management Europe PC LLP, a wholly-owned subsidiary of Apollo Asset Management Europe LLP (collectively, “AAME”). The AAME entities are subsidiaries of Apollo. Until AAME receives full authorization by the UK Financial Conduct Authority (“FCA”), references to AAME mean AAME and Apollo Management International LLP, an existing FCA authorized and regulated subsidiary of Apollo in the United Kingdom. ▪ “Capital deployed” or “Deployment” is the aggregate amount of capital that has been invested during a given period (which may, in certain cases, include leverage) by (i) our drawdown funds (ii) SIAs that have a defined maturity date and (iii) funds and SIAs in our real estate debt strategy. ▪ “Drawdown” refers to commitment-based funds and certain SIAs in which investors make a commitment to provide capital at the formation of such funds and SIAs and deliver capital when called as investment opportunities become available. It includes assets of Athene Holding Ltd. (“Athene Holding”) and its subsidiaries (collectively “Athene”) managed by Athene Asset Management, L.P. (“Athene Asset Management” or “AAM”) that are invested in commitment-based funds. ▪ “Distributable Earnings Shares Outstanding” or “DE Shares Outstanding” represents Non-GAAP Diluted Shares Outstanding and unvested RSUs that participate in distributions. Management uses this measure in determining DE per share, FRE per share, as well as DE After Taxes and Related Payables per share described below. ▪ “Dry Powder” represents the amount of capital available for investment or reinvestment subject to the provisions of the applicable limited partnership agreements or other governing agreements of the funds, partnerships and accounts we manage. Dry powder excludes uncalled commitments which can only be called for fund fees and expenses. ▪ Gross IRR of a private equity fund represents the cumulative investment-related cash flows (i) for a given investment for the fund or funds which made such investment, and (ii) for a given fund, in the relevant fund itself (and not any one investor in the fund), in each case, on the basis of the actual timing of investment inflows and outflows (for unrealized investments assuming disposition on December 31, 2017 or other date specified) aggregated on a gross basis quarterly, and the return is annualized and compounded before management fees, carried interest and certain other expenses (including interest incurred by the fund itself) and measures the returns on the fund’s investments as a whole without regard to whether all of the returns would, if distributed, be payable to the fund’s investors. In addition, gross IRRs at the fund level will differ from those at the individual investor level as a result of, among other factors, timing of investor-level inflows and outflows. Gross IRR does not represent the return to any fund investor.  ▪ Gross IRR of a credit fund represents the annualized return of a fund based on the actual timing of all cumulative fund cash flows before management fees, carried interest income allocated to the general partner and certain other expenses. Calculations may include certain investors that do not pay fees. The terminal value is the net asset value as of the reporting date. Non- U.S. dollar denominated (“USD”) fund cash flows and residual values are converted to USD using the spot rate as of the reporting date. In addition, gross IRRs at the fund level will differ from those at the individual investor level as a result of, among other factors, timing of investor-level inflows and outflows. Gross IRR does not represent the return to any fund investor. ▪ Gross IRR of a real assets fund represents the cumulative investment-related cash flows in the fund itself (and not any one investor in the fund), on the basis of the actual timing of cash inflows and outflows (for unrealized investments assuming disposition on December 31, 2017 or other date specified) starting on the date that each investment closes, and the return is annualized and compounded before management fees, carried interest, and certain other expenses (including interest incurred by the fund itself) and measures the returns on the fund’s investments as a whole without regard to whether all of the returns would, if distributed, be payable to the fund’s investors. Non-USD fund cash flows and residual values are converted to USD using the spot rate as of the reporting date. In addition, gross IRRs at the fund level will differ from those at the individual investor level as a result of, among other factors, timing of investor-level inflows and outflows. Gross IRR does not represent the return to any fund investor. ▪ Gross Return of a credit or real assets fund is the monthly or quarterly time-weighted return that is equal to the percentage change in the value of a fund’s portfolio, adjusted for all contributions and withdrawals (cash flows) before the effects of management fees, incentive fees allocated to the general partner, or other fees and expenses. Returns of Athene sub-advised portfolios and CLOs represent the gross returns on invested assets, which exclude cash. Returns over multiple periods are calculated by geometrically linking each period’s return over time. ▪ “Inflows” represents (i) at the individual segment level, subscriptions, commitments, and other increases in available capital, such as acquisitions or leverage, net of inter-segment transfers, and (ii) on an aggregate basis, the sum of inflows across the private equity, credit and real assets segments. ▪ “Liquid/Performing” includes CLOs and other performing credit vehicles, hedge fund style credit funds, structured credit funds and SIAs, as well as sub-advised managed accounts owned by or related to Athene. Certain commitment-based SIAs are included as the underlying assets are liquid. ▪ Net IRR of a private equity fund means the gross IRR applicable to a fund, including returns for related parties which may not pay fees or carried interest, net of management fees, certain expenses (including interest incurred or earned by the fund itself) and realized carried interest all offset to the extent of interest income, and measures returns at the fund level on amounts that, if distributed, would be paid to investors of the fund.  To the extent that a fund exceeds all requirements detailed within the applicable fund agreement, the estimated unrealized value is adjusted such that a percentage of up to 20.0% of the unrealized gain is allocated to the general partner of such fund, thereby reducing the balance attributable to fund investors. In addition, net IRR at the fund level will differ from that at the individual investor level as a result of, among other factors, timing of investor-level inflows and outflows. Net IRR does not represent the return to any fund investor. ▪ Net IRR of a credit fund represents the annualized return of a fund after management fees, carried interest income allocated to the general partner and certain other expenses, calculated on investors that pay such fees. The terminal value is the net asset value as of the reporting date. Non-USD fund cash flows and residual values are converted to USD using the spot rate as of the reporting date. In addition, net IRR at the fund level will differ from that at the individual investor level as a result of, among other factors, timing of investor-level inflows and outflows. Net IRR does not represent the return to any fund investor. 34

Non-GAAP Financial Information & Definitions Cont’d ▪ Net IRR of a real assets fund represents the cumulative cash flows in the fund (and not any one investor in the fund), on the basis of the actual timing of cash inflows received from and outflows paid to investors of the fund (assuming the ending net asset value as of December 31, 2017 or other date specified is paid to investors), excluding certain non-fee and non-carry bearing parties, and the return is annualized and compounded after management fees, carried interest, and certain other expenses (including interest incurred by the fund itself) and measures the returns to investors of the fund as a whole.  Non-USD fund cash flows and residual values are converted to USD using the spot rate as of the reporting date. In addition, net IRR at the fund level will differ from that at the individual investor level as a result of, among other factors, timing of investor-level inflows and outflows. Net IRR does not represent the return to any fund investor. ▪ Net Return of a credit or real assets fund represents the Gross Return after management fees, incentive fees allocated to the general partner, or other fees and expenses. Returns of Athene sub-advised portfolios and CLOs represent the gross or net returns on invested assets, which exclude cash. Returns over multiple periods are calculated by geometrically linking each period’s return over time. ▪ “Non-GAAP Diluted Shares Outstanding” is calculated using the GAAP outstanding Class A shares plus non-GAAP adjustments assuming (i) the exchange of all of the AOG Units for Class A shares and (ii) the settlement of the vested RSUs in the form of Class A shares during the period. Management uses this measure, taking into account the unvested RSUs that participate in distributions, in determining our Class A shares eligible for cash distributions. ▪ “Non-GAAP Weighted Average Diluted Shares Outstanding” is calculated using the GAAP weighted average outstanding Class A shares plus non-GAAP adjustments assuming (i) the exchange of all of the AOG Units for Class A shares and (ii) the settlement of the weighted average vested RSUs in the form of Class A shares during the period. Management uses this measure in determining EI and ENI per share. ▪ “Permanent Capital Vehicles” refers to (a) assets that are owned by or related to Athene or Athora, (b) assets that are owned by or related to MidCap FinCo Limited (“MidCap”) and managed by Apollo, (c) assets of publicly traded vehicles managed by Apollo such as Apollo Investment Corporation (“AINV”), Apollo Commercial Real Estate Finance, Inc. (“ARI”), Apollo Tactical Income Fund Inc. (“AIF”), and Apollo Senior Floating Rate Fund Inc. (“AFT”), in each case that do not have redemption provisions or a requirement to return capital to investors upon exiting the investments made with such capital, except as required by applicable law and (d) a non-traded business development company from which Apollo earns certain investment-related service fees. The investment management agreements of AINV, AIF and AFT have one year terms, are reviewed annually and remain in effect only if approved by the boards of directors of such companies or by the affirmative vote of the holders of a majority of the outstanding voting shares of such companies, including in either case, approval by a majority of the directors who are not “interested persons” as defined in the Investment Company Act of 1940. In addition, the investment management agreements of AINV, AIF and AFT may be terminated in certain circumstances upon 60 days’ written notice. The investment management agreement of ARI has a one year term and is reviewed annually by ARI’s board of directors and may be terminated under certain circumstances by an affirmative vote of at least two-thirds of ARI’s independent directors. The investment management or advisory arrangements between MidCap and Apollo and Athene and Apollo, may also be terminated under certain circumstances. ▪ Private Equity fund appreciation (depreciation) refers to gain (loss) and income for the traditional private equity funds (i.e., Funds I-VIII), ANRP I & II, Apollo Special Situations Fund, L.P. and AION Capital Partners Limited (“AION”) for the periods presented on a total return basis before giving effect to fees and expenses.  The performance percentage is determined by dividing (a) the change in the fair value of investments over the period presented, minus the change in invested capital over the period presented, plus the realized value for the period presented, by (b) the beginning unrealized value for the period presented plus the change in invested capital for the period presented. Returns over multiple periods are calculated by geometrically linking each period’s return over time; ▪ “Realized Value” refers to all cash investment proceeds received by the relevant Apollo fund, including interest and dividends, but does not give effect to management fees, expenses, incentive compensation or carried interest to be paid by such Apollo fund. ▪ “Remaining Cost” represents the initial investment of the fund in a portfolio investment, reduced for any return of capital distributed to date on such portfolio investment. ▪ “Total Invested Capital” refers to the aggregate cash invested by the relevant Apollo fund and includes capitalized costs relating to investment activities, if any, but does not give effect to cash pending investment or available for reserves. ▪ “Total Value” represents the sum of the total Realized Value and Unrealized Value of investments. ▪ Traditional Private Equity fund appreciation (depreciation) refers to gain (loss) and income for the traditional private equity funds (i.e., Funds I-VIII) for the periods presented on a total return basis before giving effect to fees and expenses.  The performance percentage is determined by dividing (a) the change in the fair value of investments over the period presented, minus the change in invested capital over the period presented, plus the realized value for the period presented, by (b) the beginning unrealized value for the period presented plus the change in invested capital for the period presented. Returns over multiple periods are calculated by geometrically linking each period’s return over time; ▪ “Unrealized MOIC” or “Unrealized Multiple of Invested Capital” is calculated as Unrealized Value divided by Remaining Cost; ▪ “Unrealized Value” refers to the fair value consistent with valuations determined in accordance with GAAP, for investments not yet realized and may include pay in kind, accrued interest and dividends receivable, if any, and before the effect of certain taxes.  In addition, amounts include committed and funded amounts for certain investments; and ▪ “Vintage Year” refers to the year in which a fund’s final capital raise occurred, or, for certain funds, the year in which a fund’s investment period commences as per its governing agreements. 35

Forward Looking Statements In this presentation, references to “Apollo,” “we,” “us,” “our” and the “Company” refer collectively to Apollo Global Management, LLC, together with its consolidated subsidiaries. This presentation may contain forward-looking statements that are within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, discussions related to Apollo’s expectations regarding the performance of its business, its liquidity and capital resources and the other non-historical statements in the discussion and analysis. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. When used in this presentation, the words “believe,” “anticipate,” “estimate,” “expect,” “intend” and similar expressions are intended to identify forward-looking statements. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. These statements are subject to certain risks, uncertainties and assumptions, including risks relating to our dependence on certain key personnel, our ability to raise new private equity, credit or real assets funds, market conditions, generally, our ability to manage our growth, fund performance, changes in our regulatory environment and tax status, the variability of our revenues, net income and cash flow, our use of leverage to finance our businesses and investments by our funds and litigation risks, among others. We believe these factors include but are not limited to those described under the section entitled “Risk Factors” in Apollo’s annual report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on February 13, 2017, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this presentation and in other filings. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law. This presentation does not constitute an offer of any Apollo fund. 36